Exhibit 4.49

EXECUTION VERSION

CEMEX FINANCE LLC,

THE NOTE GUARANTORS PARTY HERETO

AND

THE BANK OF NEW YORK MELLON,

AS TRUSTEE

9.625% SENIOR SECURED NOTES DUE 2017

INDENTURE

(€ Denominated Notes)

Dated as of December 14, 2009

i

(continued)

(continued)

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EXHIBIT A	FORM OF NOTE

EXHIBIT B	FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO REGULATION S

EXHIBIT C	FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO RULE 144

v

INDENTURE, dated as of December 14, 2009, among CEMEX Finance LLC, a limited liability company organized and existing pursuant to the laws of the state of Delaware (the “Issuer”), CEMEX, S.A.B. de C.V., (the “Company”), CEMEX México, S.A. de C.V. (“CEMEX México”), CEMEX España, S.A. (“CEMEX España”), CEMEX Corp., CEMEX Concretos, S.A. de C.V. (“CEMEX Concretos”), Empresas Tolteca de México, S.A. de C.V. (“Empresas Tolteca”) and New Sunward Holding B.V. (“New Sunward Holding”), as Note Guarantors of the Issuer’s obligations under this Indenture and the Notes (the “Note Guarantors”), and The Bank of New York Mellon (the “Trustee”), as Trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer’s 9.625% Senior Secured Notes due 2017 issued hereunder.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person. Such Indebtedness will be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person

“Acquired Subsidiary” means any Subsidiary acquired by the Company or any other Subsidiary after the Issue Date in an Acquisition, and any Subsidiaries of such Acquired Subsidiary on the date of such Acquisition.

“Acquiring Subsidiary” means any Subsidiary formed by the Company or one of its Subsidiaries solely for the purpose of participating as the acquiring party in any Acquisition, and any Subsidiaries of such Acquiring Subsidiary acquired in such Acquisition.

“Acquisition” means any merger, consolidation, acquisition or lease of assets, acquisition of securities or business combination or acquisition, or any two or more of such transactions, if, upon the completion of such transaction or transactions, the Company or any Restricted Subsidiary thereof has acquired an interest in any Person who would be deemed to be a Restricted Subsidiary under the Indenture and was not a Restricted Subsidiary prior thereto.

“Additional Amounts” has the meaning assigned to it in Section 3.22.

“Additional Note Certificate” has the meaning assigned to it in Section 2.14(b).

“Additional Note Guarantor” means Empresas Tolteca, CEMEX Concretos and/or New Sunward Holding.

“Additional Note Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by the Issuer, each Note Guarantor and the Trustee pursuant to Article IX providing for the issuance of Additional Notes.

“Additional Notes” means the Notes originally issued after the Issue Date pursuant to Section 2.14, including any replacement Notes and any Exchange Notes as specified in the relevant Additional Note Certificate or Additional Note Supplemental Indenture issued therefor in accordance with this Indenture

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Transaction” has the meaning assigned to it in Section 3.18(a).

“Agent Members” has the meaning assigned to it in Section 2.7(b).

“Agents” means, collectively, the Registrar, any co-Registrar, the Paying Agents, the Luxembourg Transfer Agent and any other agent appointed by the Issuer hereunder.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in a Global Note, the rules and procedures of Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means any direct or indirect sale, disposition, issuance, conveyance, transfer, lease (other than an operating lease entered into in the ordinary course of business), assignment or other transfer, including a Sale and Leaseback Transaction (each, a “disposition”) by the Company or any Restricted Subsidiary of:

(a)	any Capital Stock other than Capital Stock of the Company; or

(b)	any property or assets (other than cash, Cash Equivalents or Capital Stock) of the Company or any Restricted Subsidiary;

Notwithstanding the preceding, the following will not be deemed to be Asset Sales:

(1)	the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries as permitted under Section 3.12;

(2)

any disposition of equipment that is not usable or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(3)	dispositions of assets in any fiscal year with a Fair Market Value not to exceed U.S.$25 million in the aggregate;

(4)	for purposes of Section 3.12 only, the making or disposition of a Permitted Investment or Restricted Payment permitted under Section 3.11;

(5)	a disposition to the Company or a Restricted Subsidiary, including a Person that is or will become a Restricted Subsidiary immediately after the disposition;

(6)	the creation of a Lien permitted under this Indenture (other than a deemed Lien in connection with a Sale and Leaseback Transaction);

(7)	(i) the disposition of Receivables Assets pursuant to a Qualified Receivables Transaction and (ii) the disposition of other accounts receivable in the ordinary course of business;

(8)	constituted by a license of intellectual property in the ordinary course of business;

(9)	the disposition of inventory pursuant to an Inventory Financing or similar arrangement that is otherwise permitted under this Indenture;

(10)	the disposition of any asset compulsorily acquired by a governmental authority; and

(11)

sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements.

“Asset Sale Offer” has the meaning assigned to it in Section 3.12(c).

“Asset Sale Offer Amount” has the meaning assigned to it in Section 3.12(c).

“Asset Sale Offer Notice” means notice of an Asset Sale Offer made pursuant to Section 3.12(e) and Section 3.12(f), which shall be mailed first class, postage prepaid, to each record Holder as shown on the Note Register within 20 days following the 365th day after the receipt of Net Cash Proceeds of any Asset Sale, with a copy to the Trustee, which notice shall govern the terms of the Asset Sale Offer, and shall state:

(1)

the circumstances of the Asset Sale or Sales, the Net Cash Proceeds of which are included in the Asset Sale Offer, that an Asset Sale Offer is being made pursuant to Section 3.12(c), and that all Notes that are timely tendered will be accepted for payment;

(2)

the Asset Sale Offer Amount and the Asset Sale Offer Payment Date, which date shall be a Business Day no earlier than 30 days nor later than 60 days from the date the Asset Sale Offer notice is mailed (other than as may be required by law);

(3)	that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

(4)

that, unless the Company defaults in the payment of the Asset Sale Offer Amount with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Offer Payment Date;

(5)

that any Holder electing to have any Notes or portions thereof purchased pursuant to the Asset Sale Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Offer Payment Date;

(6)

that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Offer Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder’s election to have such Notes or portions thereof purchased pursuant to the Asset Sale Offer;

(7)

that any Holder electing to have Notes purchased pursuant to the Asset Sale Offer must specify the principal amount that is being tendered for purchase, which principal amount must be €50,000 or an integral multiple of €1,000 in excess thereof;

(8)

that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to €50,000 or an integral multiple of €1,000 in excess thereof;

(9)

that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on the schedule of increases or decreases thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

(10)	any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.12.

“Asset Sale Offer Payment Date” has the meaning assigned to it in Section 3.12(f).

“Authenticating Agent” has the meaning assigned to it in Section 2.2(b).

“Authorized Agent” has the meaning assigned to it in Section 12.7(c).

“Axtel Share Forward Transactions” means (a) the Axtel share forward transaction that is governed by a long form Confirmation dated 22 January 2009, as from time to time amended, between Credit Suisse International and Centro Distribuidor de Cemento S.A. de C.V. (References: External ID: 16059563R3 - Risk ID: 10008383); and (b) the Axtel share forward transaction that is governed by a long form Confirmation dated 13 March 2009, as replaced by a long form Confirmation dated 22 September 200, between BBVA Bancomer S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer and Centro Distribuidor de Cemento S.A. de C.V. (Reference: EQS- 1428-MX479311).

“Bancomext Facility” means the U.S.$250,000,000 credit agreement (Crédito Simple), dated October 14, 2008, among CEMEX, S.A.B. de C.V., as borrower, Banco Nacional de Comercio Exterior, S.N.C., as lender, and CEMEX México, S.A. de C.V., as guarantor, and secured by a stock pledge of Cementos Chihuahua, S.A.B. de C.V. shares and mortgage of cement plants in Merida, Yucatan, Mexico and Ensenada, Baja California, Mexico.

“Bankruptcy Event of Default” means:

(1)

the entry by a court of competent jurisdiction of: (i) a decree or order for relief in respect of any Bankruptcy Party in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order (A) adjudging any Bankruptcy Party a bankrupt or insolvent, (B) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, any Bankruptcy Party under any Bankruptcy Law, (C) appointing a Custodian of any Bankruptcy Party or of any substantial part of the property of any Bankruptcy Party, or (D) ordering the winding-up or liquidation of the affairs of any Bankruptcy Party, and in each case, the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; or

(2)

(i) the commencement by any Bankruptcy Party of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, (ii) the consent by any Bankruptcy Party to the entry of a decree or order for relief in respect of such Bankruptcy Party in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against any Bankruptcy Party, (iii) the filing by any Bankruptcy Party of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, (iv) the consent by any Bankruptcy Party to the filing of such petition or to the appointment of or taking possession by a Custodian of any Bankruptcy Party or of any substantial part of the property of any Bankruptcy Party, (v) the making by any Bankruptcy Party of an assignment for the benefit of creditors, (vi) the admission by any Bankruptcy Party in writing of its inability to pay its debts generally as they become due, or (vii) the approval by stockholders of any Bankruptcy Party of any plan or proposal for the liquidation or dissolution of such Bankruptcy Party, or (viii) the taking of corporate action by any Bankruptcy Party in furtherance of any action referred to in clauses (i) – (vii) above.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or non-U.S. law for the relief of debtors, including the Mexican Ley de Concursos Mercantiles.

“Bankruptcy Party” means the Company, the Issuer and any Significant Subsidiary of the Company or group of Subsidiaries that, taken together would constitute a Significant Subsidiary of the Company.

“Banobras Facility” means a revolving loan agreement (Contrato de Apertura de Crédito en Cuenta Corriente), dated April 22, 2009, among CEMEX Concretos, S.A. de C.V., as borrower and Banco Nacional de Obras y Servicios Públicos, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo, as lender, as in effect on the Issue Date, and secured by a mortgage of Planta Yaqui in Hermosillo, Sonora, Mexico.

“Board of Directors” means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, Mexico City, Madrid or Amsterdam are authorized or required by law or other governmental action to remain closed; provided that, for purposes of payments to be made under this Indenture, a “Business Day” must also be a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system is open for the settlement of payments.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP. For purposes of the definition, the amount of such obligations at any date will be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means:

(1)

with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2)	with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and

(3)

any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above, but excluding any Indebtedness exchangeable into such equity interest in existence on the Issue Date Incurred pursuant to Section 3.9.

“Cash Equivalents” means:

(1)

marketable direct obligations issued by, or unconditionally guaranteed by, the United States government, the United Kingdom or any member nation of the European Union or issued by any agency thereof and backed by the full faith and credit of the United States, the United Kingdom, such member nation of the European Union or any European Union central bank, in each case maturing within one year from the date of acquisition thereof;

(2)

marketable direct obligations issued by the Mexican government, or issued by any agency thereof, including but not limited to, Certificados de la Tesorería de la Federación (Cetes) or Bonos de Desarrollo del Gobierno Federal (Bondes), in each case, issued by the government of Mexico and maturing not later than one year after the acquisition thereof;

(3)

marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Fitch or any successor thereto;

(4)

commercial paper or corporate debt obligations maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or AAA from S&P, at least F-1 or AAA from Fitch or P-1 or Aaa from Moody’s;

(5)

demand deposits, certificates of deposit, time deposits or bankers’ acceptances or other short-term unsecured debt obligations (and any cash or deposits in transit in any of the foregoing) maturing within one year from the date of acquisition thereof issued by (a) any bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the United Kingdom or any country of the European Union, (b) any U.S. branch of a non-U.S. bank having at the date of acquisition thereof combined capital and surplus of not less than U.S.$500 million, or (c) in the case of Mexican peso deposits, any financial institution in good standing with Banco de México organized under the laws of Mexico;

(6)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) and (2) above entered into with any bank meeting the qualifications specified in clause (5) above;

(7)	investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (1) through (6), (8) and (9);

(8)

certificates of deposit issued by any of Nacional Financiera, S.N.C., Banco Nacional de Comercio Exterior, S.N.C., Banco Nacional de Obras y Servicios Públicos, S.N.C. or any other development bank controlled by the Mexican government;

(9)

any other debt instrument rated “investment grade” (or the local equivalent thereof according to local criteria in a country in which the Company or a Restricted Subsidiary operates and in which local pensions are permitted by law to invest) with maturities of 12 months or less from the date of acquisition; and

(10)

Investments in mutual funds, managed by banks, with a local currency credit rating of at least MxAA by S&P or other equally reputable local rating agency, that invest principally in marketable direct obligations issued by the Mexican Government, or issued by any agency or instrumentality thereof.

In the case of Investments by any Restricted Subsidiary, Cash Equivalents will also include (a) investments of the type and maturity described in clauses (1) through (10) of any Restricted Subsidiary outside of Mexico in the country in which such Restricted Subsidiary operates, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalents ratings from comparable foreign rating agencies, (b) local currencies and other short-term investments utilized by Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (10) and in this paragraph and (c) investments of the type described in clauses (1) through (9) maturing within one year of the Issue Date.

“CEMEX Corp.” means the party named as such in the introductory paragraph to this Indenture and its successors and assigns.

“CEMEX España” means the party named as such in the introductory paragraph to this Indenture and its successors and assigns.

“CEMEX México” means the party named as such in the introductory paragraph to this Indenture and its successors and assigns.

“Certificated Note” means any Note issued in fully registered form, other than a Global Note, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.7 and Exhibit A.

“Change of Control” means the beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of twenty percent (20%) or more in voting power of the outstanding voting stock of the Company is acquired by any Person; provided that the acquisition of beneficial ownership of Capital Stock of the Company by Lorenzo H. Zambrano or any member of his immediate family shall not constitute a Change of Control.

“Change of Control Notice” means notice of a Change of Control Offer made pursuant to Section 3.8, which shall be mailed first-class, postage prepaid, to each record Holder as shown on the Note Register within 30 days following the date upon which a Change of Control occurred, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer and shall state:

(1)

that a Change of Control has occurred, the circumstances or events causing such Change of Control and that a Change of Control Offer is being made pursuant to Section 3.8, and that all Notes that are timely tendered will be accepted for payment;

(2)

the Change of Control Payment, and the Change of Control Payment Date, which date shall be a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed (other than as may be required by law);

(3)	that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

(4)

that, unless the Issuer defaults in the payment of the Change of Control Payment with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

(5)

that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to tender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)

that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder’s election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

(7)

that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be €50,000 or an integral multiple of €1,000 in excess thereof;

(8)

that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to €50,000 or an integral multiple of €1,000 in excess thereof;

(9)

that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

(10)	any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.8(b).

“Change of Control Offer” has the meaning assigned to it in Section 3.8(b).

“Change of Control Payment” has the meaning assigned to it in Section 3.8(a).

“Change of Control Payment Date” has the meaning assigned to it in Section 3.8(b).

“Clearstream” means Clearstream Banking, société anonyme, or the successor to its securities clearance and settlement operations.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means (i) shares of CEMEX España, CEMEX México, Centro Distribuidor de Cemento, S.A. de C.V., Mexcement Holdings S.A. de C.V., Corporación Gouda S.A. de C.V., New Sunward Holding, and CEMEX Trademarks Holding Ltd; and (ii) all proceeds of such Collateral as set forth in the Intercreditor Agreement.

“Company” means the party named as such in the introductory paragraph to this Indenture and its successors and assigns.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Purchase Agreement” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person from fluctuations in commodity prices.

“Common Depositary” means The Bank of New York Mellon Depositary (Nominees) Limited of 30, Cannon Street, London, EC4M 6XH, United Kingdom or registered assigns, as common depositary for Clearstream and/or Euroclear.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests.

“Company” means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Successor Company which becomes such in accordance with Article IV.

“Compensation Related Hedging Obligations” means (i) the obligations of any Person pursuant to any equity option contract, equity forward contract, equity swap, warrant, rights or other similar agreement designed to hedge risks or obligations relating to employee, director or consultant compensation, pension, benefits or similar activities of the Company and/or any of its Subsidiaries and (ii) the obligations of any Person pursuant to any agreement that requires another Person to make payments or deliveries that are otherwise required to be made by the first Person relating to employee, director or consultant compensation, pension, benefits or similar activities of the Company and/or any of its Subsidiaries, in each case in the ordinary course of business.

“Consolidated EBITDA” means, for any Person for any period, Consolidated Net Income for such Person for such period, plus the following, without duplication, to the extent deducted or added in calculating such Consolidated Net Income:

(1)	Consolidated Income Tax Expense for such Person for such period;

(2)	Consolidated Interest Expense for such Person for such period net of consolidated interest income for such period;

(3)	Consolidated Non-cash Charges for such Person for such period;

(4)	the amount of any nonrecurring restructuring charge or reserve deducted in such period in computing Consolidated Net Income; and

(5)

the net effect on income or loss in respect of Hedging Obligations or other derivative instruments, which shall include, for the avoidance of doubt, all amounts not excluded from Consolidated Net Income pursuant to the proviso in clause (9) thereof.

less (x) all non-cash credits and gains increasing Consolidated Net Income for such Person for such period and (y) all cash payments made by such Person and its Restricted Subsidiaries during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

Notwithstanding the foregoing, the items specified in clauses (1) and (3) above for any Subsidiary (Restricted Subsidiary in the case of the Company) will be added to Consolidated Net Income in calculating Consolidated EBITDA for any period:

(a)

in proportion to the percentage of the total Capital Stock of such Subsidiary (Restricted Subsidiary in the case of the Company) held directly or indirectly by such Person at the date of determination, and

(b)

to the extent that a corresponding amount would be permitted at the date of determination to be distributed to such Person by such Restricted Subsidiary pursuant to its charter and bylaws and each law, regulation, agreement or judgment applicable to such distribution.

“Consolidated Fixed Charge Coverage Ratio” means, for any Person as of any date of determination (the “Fixed Charge Calculation Date”), the ratio of the aggregate amount of Consolidated EBITDA of such Person for the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the “Four Quarter Period”) to Consolidated Fixed Charges for such Person for such Four Quarter Period. For purposes of making the computation referred to above, Material Acquisitions and Material Dispositions (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the Four Quarter Period or subsequent to such Four Quarter Period and on or prior to or simultaneously with the Fixed Charge Calculation Date shall be calculated on a pro forma basis assuming that all such Material Acquisitions and Material Dispositions (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Four Quarter Period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Material Acquisition or Material Disposition that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto.

For purposes of this definition, whenever pro forma effect is to be given to a Material Acquisition or Material Disposition and the amount of income or earnings relating thereto or with respect to other pro forma calculations under this definition, such pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(a)

interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date of determination;

(b)

if interest on any Indebtedness actually Incurred on such date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on such date of determination will be deemed to have been in effect during the Four Quarter Period; and

(c)

notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, for any Person for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense for such Person for such period, plus

(2)	to the extent not included in (1) above, payments during such period in respect of the financing costs of financial derivatives in the form of equity swaps, plus

(3)	the product of:

(a)

the amount of all cash and non-cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of such Person (other than dividends paid in Qualified Capital Stock) or any Subsidiary of such Person (Restricted Subsidiary in the case of the Company) paid, accrued or scheduled to be paid or accrued during such period, excluding dividend payments on Preferred Stock or Disqualified Capital Stock paid, accrued or scheduled to be paid to such Person or another Subsidiary (Restricted Subsidiary in the case of the Company), times

(b)

a fraction, the numerator of which is one and the denominator of which is one minus the then current effective tax rate of such Person in its principal taxpaying jurisdiction (Mexico, in the case of the Company), expressed as a decimal.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state and local income and asset taxes payable, including current and deferred taxes, by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any Person for any period, the sum of, without duplication determined on a consolidated basis in accordance with GAAP:

(1)

the aggregate of cash and non-cash interest expense of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period determined on a consolidated basis in accordance with GAAP, including, without limitation the following for such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) whether or not interest expense in accordance with GAAP:

(a)

any amortization or accretion of debt discount or any interest paid on Indebtedness of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) in the form of additional Indebtedness,

(b)

any amortization of deferred financing costs; provided that any such amortization resulting from costs incurred prior to the Issue Date shall be excluded for the calculation of Consolidated Interest Expense,

(c)	the net costs under Hedging Obligations relating to Indebtedness (including amortization of fees but excluding foreign exchange adjustments on the notional amounts of the Hedging Obligations),

(d)	all capitalized interest,

(e)	the interest portion of any deferred payment obligation,

(f)

commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers’ acceptances or in connection with sales or other dispositions of accounts receivable and related assets,

(g)

any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries (Restricted Subsidiary in the case of the Company) or secured by a Lien on the assets of such Person or one of its Subsidiaries (Restricted Subsidiaries in the case of the Company), whether or not such Guarantee or Lien is called upon, and

(h)	any interest accrued in respect of Indebtedness without a maturity date; and

(2)

the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) during such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis (after deducting (i) the portion of such net income attributable to minority interests in Subsidiaries of such Person and (ii) any interest paid or accrued in respect of Indebtedness without a maturity date), determined in accordance with GAAP; provided, that there shall be excluded therefrom:

(1)	net after-tax gains and losses from Asset Sale Transactions or abandonments or reserves relating thereto;

(2)	net after-tax items classified as extraordinary gains or losses;

(3)

the net income (but not loss) of any Subsidiary of such Person (Restricted Subsidiary in the case of the Company) to the extent that a corresponding amount could not be distributed to such Person at the date of determination as a result of any restriction pursuant to the constituent documents of such Subsidiary (Restricted Subsidiary in the case of the Company) or any law, regulation, agreement or judgment applicable to any such distribution;

(4)

any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in this clause);

(5)	any increase or decrease in net income attributable to minority interests in any Subsidiary (Restricted Subsidiaries in the case of the Company);

(6)	any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(7)	any gain (or loss) from foreign exchange translation or change in net monetary position;

(8)	any gain (or loss) from the cumulative effect of changes in accounting principles; and

(9)

any net gain or loss (after any offset) resulting in such period from Hedging Obligations or other derivative instruments; provided that the net effect on income or loss (including in any prior periods) shall be included upon any termination or early extinguishment of such Hedging Obligations or other derivative instrument, other than any Hedging Obligations with respect to Indebtedness (that is not itself a Hedging Obligation) and that are extinguished concurrently with the termination or other prepayment of such Indebtedness.

“Consolidated Non-cash Charges” means, for any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other Intangible Assets) and other non-cash expenses or losses of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which constitutes an accrual of or a reserve for cash charges for any future period or the amortization of a prepaid cash expense paid in a prior period).

“Consolidated Tangible Assets” means, for any Person at any time, the total consolidated assets of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) as set forth on the balance sheet as of the most recent fiscal quarter of such Person, prepared in accordance with GAAP, less Intangible Assets.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, 4E, New York, New York 10286, Attention: Global Finance Americas, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“Covenant Defeasance” has the meaning assigned to it in Section 8.1(c).

“Covenant Suspension Event” has the meaning assigned to it in Section 3.23(a).

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Currency Agreement” means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed to hedge foreign currency risk of such Person.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning assigned to it in Section 2.13 and Section 1, paragraph 2 of the Form of Reverse Side of Note contained in Exhibit A.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate setting forth the basis of such valuation.

“Designation” has the meaning assigned to it in Section 3.14.

“Designation Amount” has the meaning assigned to it in clause (iii) of Section 3.14(a).

“Distribution Compliance Period” means, in respect of any Regulation S Global Note (or Certificated Note issued in respect thereof pursuant to Section 2.7(c)), the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S) pursuant to Regulation S or (b) the issue date for such Notes.

“Disposition” means, with respect to any property, any sale, lease, Sale and Leaseback Transaction, assignment, conveyance, transfer or other disposition thereof.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the Holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the Holder thereof, in any case, on or prior to the 91st day after the final maturity date of the Notes, but excluding with respect to Mexican companies, any shares of such Mexican company that are part of the variable portion of its Capital Stock and that are redeemable under the Mexican General Law of Business Corporations (Ley General de Sociedades Mercantiles).

“Euro” means the single currency of participating member states of the EMU.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or its successor in such capacity.

“European Government Obligations” means direct non-callable and non-redeemable obligations denominated in euros (in each case, with respect to the issuer thereof) of any member state of the European Union that is a member of the European Union as of the date of this Indenture.

“Event of Default” has the meaning assigned to it in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, by the Company in good faith.

“Financing Agreement” means the financing agreement, dated as of August 14, 2009, entered into among the Company and certain of its Subsidiaries, the financial institutions and noteholders party thereto, Citibank International PLC, as administrative agent, and Wilmington Trust (London) Limited, as security agent, as such agreement may be amended, modified or waived from time to time.

“Financing Agreement Indebtedness” means the Indebtedness that is subject to and outstanding under the Financing Agreement.

“Fitch” means Fitch Ratings and any successor to its rating agency business.

“Four Quarter Period” has the meaning assigned to it in the definition of “Consolidated Fixed Charge Coverage Ratio” above.

“GAAP” means Mexican Financial Reporting Standards as in effect on September 30, 2009. At any time after the Issue Date, the Company may elect to apply IFRS in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect on the date of such election; provided that any such election, once made, shall be irrevocable. The Company shall give notice of any such election to the Trustee.

“Global Note” means any Note issued in fully registered form to Euroclear or Clearstream (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.7 and Exhibit A.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:

(1)

to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part,

provided that “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning assigned to it in Section 10.1(a).

“Hedging Obligations” means the obligations of any Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Price Purchase Agreement or any Transportation Agreement, in each case, not entered into for speculative purposes.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” will have meanings correlative to the preceding).

“Indebtedness” means with respect to any Person, without duplication:

(1)	the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

(2)

the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, including any perpetual bonds, debenture notes or similar instruments without regard to maturity date;

(3)	all Capitalized Lease Obligations of such Person;

(4)

all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all payment obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities accounted for as current liabilities (in accordance with GAAP) arising in the ordinary course of business) to the extent of any reimbursement obligations in respect thereof;

(5)	reimbursement obligations with respect to letters of credit, banker’s acceptances or similar credit transactions;

(6)	Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) through (10) below;

(7)

all Indebtedness of any other Person of the type referred to in clauses (1) through (6) which is secured by any Lien on any property or asset of the first Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured;

(8)	all obligations under Hedging Obligations or other derivatives of such Person;

(9)

all liabilities (contingent or otherwise) of such Person in connection with a sale or other disposition of accounts receivable and related assets (not including Qualified Receivables Transactions, irrespective of their treatment under GAAP or IFRS; and

(10)

all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided that:

(a)

if the Disqualified Capital Stock does not have a fixed repurchase price, such maximum fixed repurchase price will be calculated in accordance with the terms of the Disqualified Capital Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to this Indenture, and

(b)	if the maximum fixed repurchase price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value will be the Fair Market Value thereof.

“Indenture” means this Indenture as amended or supplemented from time to time, including the Exhibits hereto.

“Instructing Group” means (x) creditors under the Financing Agreement Indebtedness and any refinancing thereof representing at least 75% of the amounts owed in respect of such Financing Agreement Indebtedness and any refinancing thereof and (y) creditors under the Financing Agreement Indebtedness (excluding creditors under any refinancing thereof) representing at least 66 2/3% of the amounts owed in respect of such Financing Agreement Indebtedness (excluding any refinancing thereof).

“Intangible Assets” means with respect to any Person all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.

“Intercreditor Agreement” means the intercreditor agreement, dated as of August 14, 2009, entered into among the Company and certain of its Subsidiaries, the financial institutions and noteholders party thereto, Citibank International PLC, as administrative agent, and Wilmington Trust (London) Limited, as security agent, as such agreement may be amended from time to time.

“Interest Payment Date” means the stated due date of an installment of interest on the Notes as specified in the Form of Face of Note contained in Exhibit A.

“Interest Rate Agreement” of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed to hedge interest rate risk of such Person.

“Inventory Financing” means a financing arrangement pursuant to which the Company or any of its Restricted Subsidiaries sells inventory to a bank or other institution (or a special purpose vehicle or partnership incorporated or established by or on behalf of such bank or other institution or an Affiliate of such bank or other institution) and has an obligation to repurchase such inventory to the extent that it is not sold to a third party within a specified period.

“Investment” means, with respect to any Person, any (1) direct or indirect loan, advance or other extension of credit (including, without limitation, a Guarantee) to any other Person, (2) capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to any other Person, or (3) purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person. “Investment” will exclude accounts receivable, extensions of credit in connection with supplier or customer financings consistent with industry or past practice, advance payment of capital expenditures arising in the ordinary course of business, deposits arising in the ordinary course of business and transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of a Lien or the incurring or permitting to subsist of Indebtedness) conducted in the ordinary course of business on arm’s length terms.

For purposes of Section 3.11, the Company will be deemed to have made an “Investment” in an Unrestricted Subsidiary at the time of its Designation, which will be valued at the Fair Market Value of the sum of the net assets of such Unrestricted Subsidiary multiplied by the percentage equity ownership of the Company and its Restricted Subsidiaries in such Designated Unrestricted Subsidiary at the time of its Designation and the amount of any Indebtedness of such Unrestricted Subsidiary or owed to the Company or any Restricted Subsidiary immediately following such Designation. Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Restricted Subsidiary Guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any other Restricted Subsidiary immediately following such sale or other disposition. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person. Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made without giving effect to subsequent changes in value.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by S&P, BBB- (or the equivalent) by Fitch and Baa3 (or the equivalent) by Moody’s.

“Investment Return” means, in respect of any Investment (other than a Permitted Investment) made after the Issue Date by the Company or any Restricted Subsidiary:

(1)

the cash proceeds received by the Company upon the sale, liquidation or repayment of such Investment or, in the case of a Guarantee, the amount of the Guarantee upon the unconditional release of the Company and its Restricted Subsidiaries in full, less any payments previously made by the Company or any Restricted subsidiary in respect of such Guarantee; and

(2)	in the case of the Revocation of the Designation of an Unrestricted Subsidiary, an amount equal to the lesser of:

(a)	the Company’s Investment in such Unrestricted Subsidiary at the time of such Revocation;

(b)

that portion of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of Revocation that is proportionate to the Company’s equity interest in such Unrestricted Subsidiary at the time of Revocation; and

(c)	the Designation Amount with respect to such Unrestricted Subsidiary upon its Designation which was treated as a Restricted Payment; and

(3)

in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, the existing Investment of the Company and its Restricted Subsidiaries in such Person, in the case of each of (1), (2) and (3), up to the amount of such Investment that was treated as a Restricted Payment under Section 3.11 less the amount of any previous Investment Return in respect of such Investment.

“Issue Date” means the first date of issuance of Notes under this Indenture and following a Covenant Suspension Event, except under “Optional Redemption for Changes in Withholding Taxes” under clause (5) in Exhibit A, Section 3.23 and the definition of “Permitted Liens,” the most recent Reversion Date.

“Issue Date Notes” means the €350,000,000 aggregate principal amount of Notes originally issued on the Issue Date, and any replacement Notes issued therefor in accordance with this Indenture.

“Issuer” means the party named as such in the introductory paragraph to this Indenture and its successors and assigns.

“Issuer Order” has the meaning assigned to it in Section 2.2(c).

“Legal Defeasance” has the meaning assigned to it in Section 8.1(b).

“Legal Holiday” has the meaning assigned to it in Section 12.6.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. The Company or any Restricted Subsidiary shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligations or other title retention lease relating to such asset, or any account receivable transferred by it with recourse (including any such transfer subject to a holdback or similar arrangement that effectively imposes the risk of collectability on the transferor).

“Luxembourg” means the Grand Duchy of Luxembourg.

“Material Acquisition” means:

(1)

an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary, or will be merged with or into the Company or any Restricted Subsidiary;

(2)

the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or

(3)	any Revocation with respect to an Unrestricted Subsidiary;

in each case which involves an Investment, Designation or payment of consideration in excess of U.S.$25,000,000 (or the equivalent in other currencies).

“Material Disposition” means any Asset Sale and, whether or not constituting an Asset Sale, (1) any sale or other disposition of Capital Stock, (2) any Designation with respect to an Unrestricted Subsidiary and (3) any sale or other disposition of property or assets excluded from the definition of Asset Sale by clause (4) of that definition, in each case which involves an Investment, Designation or payment of consideration in excess of U.S.$25,000,000 (or the equivalent in other currencies).

“Maturity Date” means December 14, 2017.

“Mexican Financial Reporting Standards” means Mexican financial reporting standards (Normas de Información Financiera Aplicables en México) as issued by the Mexican Financial Reporting Standards Board (Consejo Mexicano para la Investigación y Desarrollo de Normas de Información Financiera).

“Moody’s” means Moody’s Investors Service Inc., and any successor to its rating agency business.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of:

(1)	reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2)	taxes paid or payable in respect of such Asset Sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3)	repayment of Indebtedness secured by a Lien permitted under this Indenture that is required to be repaid in connection with such Asset Sale; and

(4)

appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, but excluding any reserves with respect to Indebtedness.

“New Sunward Holding” means the party named as such in the introductory paragraph to this Indenture and its successors and assigns.

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Note Custodian” means the custodian with respect to any Global Note appointed by Euroclear or Clearstream, or any successor Person thereto, and shall initially be The Bank of New York Mellon on behalf of the Common Depositary.

“Note Guarantee” means any guarantee of the Issuer’s Obligations under this Indenture and the Notes by any Note Guarantor pursuant to Article X.

“Note Guarantor” has the meaning assigned to it in the introductory paragraph of this Indenture and any successor or assigns of any of the foregoing.

“Note Register” has the meaning assigned to it in Section 2.3(a).

“Notes” means any of the Company’s 9.625% Senior Secured Notes due 2017 issued and authenticated pursuant to this Indenture.

“Obligations” means, with respect to any Indebtedness, any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the Notes and the Note Guarantees, this Indenture.

“Officer” means, when used in connection with any action to be taken by the Company or a Note Guarantor, as the case may be, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller, the Secretary or an attorney-in-fact of the Company or such Note Guarantor, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person, who must be the principal executive officer, the principal financial officer, the treasurer, the principal accounting officer or an attorney-in-fact of such Person, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion of counsel, who, unless otherwise indicated in this Indenture, may be an employee of or counsel for the Issuer or any Note Guarantor, and who shall be reasonably acceptable to the Trustee.

“Outstanding” means, as of the date of determination, all Notes theretofor authenticated and delivered under this Indenture, except:

(1)	Notes theretofor canceled by the Trustee or delivered to the Trustee for cancellation;

(2)

Notes, or portions thereof, for the payment, redemption or, in the case of an Asset Sale Offer or Change of Control Offer, purchase of which, money in the necessary amount has been theretofor deposited with the Trustee or any Paying Agent (other than the Issuer, a Note Guarantor or an Affiliate of the Company) in trust or set aside and segregated in trust by the Issuer, a Note Guarantor or an Affiliate of the Company (if the Issuer, such Note Guarantor or such Affiliate is acting as the Paying Agent) for the Holders of such Notes; provided that, if Notes (or portions thereof) are to be redeemed or purchased, notice of such redemption or purchase has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)

Notes which have been surrendered pursuant to Section 2.9 or Notes in exchange for which or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Issuer; and

(4)	solely to the extent provided in Article VIII, Notes which are subject to Legal Defeasance or Covenant Defeasance as provided in Article VIII;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Notes have given any request, demand, authorization, direction,

notice, consent or waiver hereunder, Notes owned by the Issuer, a Note Guarantor or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Paying Agent” has the meaning assigned to it in Section 2.3(a).

“Permitted Asset Swap Transaction” means a transaction consisting substantially of the concurrent (i) disposition by the Company or any of its Restricted Subsidiaries of any asset, property or cash consideration (other than a Restricted Subsidiary) in exchange for assets, property or cash consideration transferred to the Company or a Restricted Subsidiary, to be used in a Permitted Business or (ii) disposition by the Company or any of its Restricted Subsidiaries of Capital Stock of a Restricted Subsidiary in exchange for Capital Stock of another Restricted Subsidiary or of Capital Stock of any Person that becomes a Restricted Subsidiary after giving effect to such transaction; provided that any cash or Cash Equivalents received in such a transaction shall constitute Net Cash Proceeds to be applied in accordance with Section 3.12.

“Permitted Business” means the business or businesses conducted by the Company and its Restricted Subsidiaries as of the Issue Date and any business ancillary, complementary or related thereto or any other business that would not constitute a substantial change to the general nature of its business from that carried on as of the Issue Date.

“Permitted Indebtedness” has the meaning set forth in Section 3.9.

“Permitted Investments” means:

(1)

Investments by the Company or any Restricted Subsidiary in any Person that is, or that result in any Person becoming, immediately after such Investment, a Restricted Subsidiary or constituting a merger or consolidation of such Person into the Company or with or into a Restricted Subsidiary;

(2)	any Investment in the Company;

(3)	Investments in cash and Cash Equivalents;

(4)

any extension, modification or renewal of any Investments existing as of the Issue Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue Date);

(5)	Investments permitted pursuant to clause (ii), (vi) or (vii) of Section 3.18(b);

(6)

Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

(7)	Investments made by the Company or its Restricted Subsidiaries as a result of non-cash consideration permitted to be received in connection with an Asset Sale made in compliance with Section 3.12;

(8)	Investments in the form of Hedging Obligations or Compensation Related Hedging Obligations permitted under clause (v) of Section 3.9(b);

(9)

Investments in existence on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or any Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted by this Indenture;

(10)

Investments by the Company or any Restricted Subsidiary in a Receivables Entity in connection with a Qualified Receivables Transaction which does not constitute an Asset Sale by virtue of clause (7) of the definition thereof; provided, however, that any such Investments are made only in the form of Receivables Assets;

(11)

Investments in marketable securities or instruments, to fund the Company’s or a Restricted Subsidiary’s pension and other employee-related obligations in the ordinary course of business pursuant to compensation arrangements approved by the Board of Directors or senior management of the Company;

(12)	any Investment that:

(a)

when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding (net of cash benefits to the Company or a Restricted Subsidiary from Investments pursuant to this clause (12)), does not exceed the greater of $250 million and 3% of Consolidated Tangible Assets; or

(b)	when taken together with all other Investments made pursuant to this clause (12) in any fiscal year that are at the time outstanding, does not exceed U.S.$100 million in any fiscal year;

(13)

Investments in the Capital Stock of any Person other than a Restricted Subsidiary that are required to be held pursuant to an involuntary governmental order of condemnation, nationalization, seizure or expropriation or other similar order with respect to Capital Stock of such Person (prior to which order such Person was a Restricted Subsidiary); provided that such Person contests such order in good faith in appropriate proceedings;

(14)	repurchases of the Notes;

(15)

Investments in the SPV Perpetuals or the notes related thereto; provided that any payment or other contribution to one of the special purpose vehicles issuing the SPV Perpetuals in connection with such Investment is promptly paid or contributed to the Company or a Restricted Subsidiary following receipt thereof.

(16)	any Investment that constitutes Indebtedness permitted under clause (viii) of Section 3.9(b); and

(17)

(a) Investments to which the Company or any of its Restricted Subsidiaries is contractually committed as of the Issue Date in any Person other than a Subsidiary in which the Company or any of its Restricted Subsidiaries maintains an Investment in equity securities and (b) Investments in any Person other than a Subsidiary in which the Company or any of its Restricted Subsidiaries maintains an Investment in equity securities up to U.S.$100 million in any calendar year minus the amount of any guarantees under clause (xix) of Section 3.9(b).

“Permitted Liens” means any of the following:

(1)

statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by GAAP, shall have been made;

(2)

Liens Incurred or deposits made in the ordinary course of business in connection with (i) workers’ compensation, unemployment insurance and other types of social security or (ii) other insurance maintained by the Company and its Subsidiaries in compliance with the Financing Agreement;

(3)

Liens for taxes, assessments and other governmental charges the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made;

(4)

any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(5)

(i) Liens existing on the Issue Date other than in respect of the Collateral and (ii) Liens in respect of the Collateral to the extent equally and ratably securing the Notes, the U.S.$ Notes and the other Permitted Secured Obligations;

(6)

any Lien on property acquired by the Company or its Restricted Subsidiaries after the Issue Date that was existing on the date of acquisition of such property; provided that such Lien was not incurred in anticipation of such acquisition, and any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price, of property acquired by the Company or any of its Restricted Subsidiaries after the Issue Date; provided further, that (A) any such Lien permitted pursuant to this clause (6) shall be confined solely to the item or items of property so acquired (including, in the case of any Acquisition of a corporation through the acquisition of 51% or more of the voting stock of such corporation, the stock and assets of any “Acquired Subsidiary” or “Acquiring Subsidiary”) and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to, or is acquired for specific use with, such acquired property; and (B) if applicable, any such Lien shall be created within nine months after, in the case of property, its acquisition, or, in the case of improvements, their completion;

(7)

any Liens renewing, extending or refunding any Lien permitted by clause (5)(i) above; provided that such Lien is not extended to other property (or, instead, is only extended to equivalent property) and the principal amount of Indebtedness secured by such Lien immediately prior thereto is not increased or the maturity thereof reduced, except that the principal amount secured by any such Lien in respect of:

(a)	hedging obligations or other derivatives where there are fluctuations in mark-to-market exposures of those hedging obligations or other derivatives,

(b)	Indebtedness consisting of any “Certificados Bursátiles de Largo Plazo” or the Bancomext Facility, or any Refinancing thereof, where principal may increase by virtue of capitalization of interest, and

(c)	the Banobras Facility to the extent additional amounts are drawn thereunder, may be increased by the amount of such fluctuations, capitalization or drawings, as the case may be;

(8)	Liens on Receivables Assets or Capital Stock of a Receivables Subsidiary, in each case granted in connection with a Qualified Receivables Transaction;

(9)	Liens granted pursuant to or in connection with any netting or set-off arrangements entered into in the ordinary course of business;

(10)	any Lien permitted by the Trustee, acting pursuant to the instructions of at least 50% of the Noteholders;

(11)

any Lien granted by the Company or any of its Restricted Subsidiaries to secure Indebtedness under a Permitted Liquidity Facility; provided that: (i) such Lien is not granted in respect of the Collateral, and (ii) the maximum amount of such Indebtedness secured by such Lien does not exceed U.S.$500 million at any time; and

(12)

in addition to the Liens permitted by the foregoing clauses (1) through (11), Liens securing obligations of the Company and its Restricted Subsidiaries that in the aggregate secure obligations in an amount not in excess of the greater of (i) 5% of Consolidated Tangible Assets and (ii) U.S.$700 million.

“Permitted Liquidity Facility” means a loan facility or facilities made available to the Company or any Restricted Subsidiary by one or more creditors under the Financing Agreement Indebtedness (or their respective Affiliates); provided that the aggregate principal amount of utilized and unutilized commitments under such facilities must not exceed U.S.$1 billion (or its equivalent in another currency) at any time.

“Permitted Merger Jurisdiction” has the meaning set forth in Section 4.1(a).

“Permitted Secured Obligations” means (i) the Financing Agreement Indebtedness and any refinancing thereof made in accordance with the Financing Agreement that is secured by the Collateral, (ii) notes (or similar instruments, including Certificados Bursátiles) outstanding on the date of the Financing Agreement required to be secured by the Collateral pursuant to their terms, or any refinancing thereof permitted by the Financing Agreement, and (iii) future Indebtedness secured by the Collateral to the extent permitted by the Financing Agreement.

“Person” means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Pesos” or “Ps” means the lawful money of Mexico.

“Private Placement Legend” has the meaning assigned to it in Section 2.8(b).

“Post-Petition Interest” means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

“Purchase Money Indebtedness” means Indebtedness Incurred for the purpose of financing all or any part of the purchase price or cost of construction of any property other than Capital Stock; provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of Refinancing.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey, assign or otherwise transfer to a Receivables Entity any Receivables Assets to obtain funding for the operations of the Company and its Restricted Subsidiaries:

(1)	for which no term of any portion of the Indebtedness or any other obligations (contingent or otherwise) or securities Incurred or issued by any Person in connection therewith:

(a)

directly or indirectly provides for recourse to, or any obligation of, the Company or any Restricted Subsidiary in any way, whether pursuant to a Guarantee or otherwise, except for Standard Undertakings,

(b)

directly or indirectly subjects any property or asset of the Company or any Restricted Subsidiary (other than Capital Stock of a Receivables Subsidiary) to the satisfaction thereof, except for Standard Undertakings, or

(c)	results in such Indebtedness, other obligations or securities constituting Indebtedness of the Company or a Restricted Subsidiary, including following a default thereunder, and

(2)

for which the terms of any Affiliate Transaction between the Company or any Restricted Subsidiary, on the one hand, and any Receivables Entity, on the other, other than Standard Undertakings and Permitted Investments, are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate of the Company, and

(3)

in connection with which, neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve a Receivable Entity’s financial condition, cause a Receivables Entity to achieve certain levels of operating results, fund losses of a Receivables Entity, or except in connection with Standard Undertakings, purchase assets of a Receivables Entity.

“Rating Agencies” mean Fitch, Moody’s and S&P. In the event that Fitch, Moody’s or S&P is no longer in existence or issuing ratings, such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 15c3-1(c)(2)(vi)(F) of the Exchange Act or any successor provision) designated by the Company with notice to the Trustee.

“Receivables Assets” means:

(1)

accounts receivable, leases, conditional sale agreements, instruments, chattel paper, installment sale contracts, obligations, general intangibles, and other similar assets, in each case relating to goods, inventory or services of the Company and its Subsidiaries,

(2)	equipment and equipment residuals relating to any of the foregoing,

(3)	contractual rights, Guarantees, letters of credit, Liens, insurance proceeds, collections and other similar assets, in each case related to the foregoing, and

(4)	proceeds of all of the foregoing.

“Receivables Entity” means a Receivables Subsidiary or any other Person not an Affiliate of the Company, in each case whose sole business activity is to engage in Qualified Receivables Transactions, including to issue securities or other interests in connection with a Qualified Receivables Transaction.

“Receivables Subsidiary” means an Unrestricted Subsidiary of the Company that engages in no activities other than Qualified Receivables Transactions and activities related thereto and that is designated by the Issuer as a Receivables Subsidiary. Any such designation by the Issuer will be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate of the Issuer.

“Record Date” has the meaning assigned to it in the Form of Face of Note contained in Exhibit A.

“Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture and the Notes.

“Refinance” means, in respect of any Indebtedness, to issue any Indebtedness in exchange for or to refinance, repay, redeem, replace, defease or refund such Indebtedness in whole or in part. “Refinanced” and “Refinancing” will have correlative meanings.

“Refinancing Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary issued to Refinance any other Indebtedness of the Company or a Restricted Subsidiary so long as:

(1)

the aggregate principal amount (or initial accreted value, if applicable) of such new Indebtedness as of the date of such proposed Refinancing does not exceed the aggregate principal amount (or accreted value as of such date, if applicable) of the Indebtedness being Refinanced (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Company in connection with such Refinancing);

(2)	such new Indebtedness has:

(a)	a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, and

(b)	a final maturity that is equal to or later than the final maturity of the Indebtedness being Refinanced or, in the case of Indebtedness without a stated maturity, the maturity of the Notes; and

(3)	if the Indebtedness being Refinanced is:

(a)	Indebtedness of the Issuer, then such Refinancing Indebtedness will be Indebtedness of the Issuer and/or any Note Guarantor,

(b)	Indebtedness of a Note Guarantor, then such Refinancing Indebtedness will be Indebtedness of the Issuer and/or any Note Guarantor,

(c)	Indebtedness of any of the Restricted Subsidiaries, then such Refinancing Indebtedness will be Indebtedness of such Restricted Subsidiary, the Issuer and/or any Note Guarantor, and

(d)

Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinate to the Notes or the relevant Note Guarantee, if applicable, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

Notwithstanding the foregoing, with respect to any hedging obligations or derivates outstanding on the Issue Date in respect of the Axtel Share Forward Transactions, “Refinancing Indebtedness” shall mean any replacements, amendments or renewals thereof that are entered into on then prevailing market terms with the underlying amounts not greater than the original underlying amounts.

“Registrar” has the meaning assigned to it in Section 2.3(a).

“Regulation S” means Regulation S under the Securities Act or any successor regulation.

“Regulation S Global Note” has the meaning assigned to it in Section 2.1(e).

“Regulation S Permanent Global Note” has the meaning assigned to it in Section 2.1(e).

“Regulation S Temporary Global Note” has the meaning assigned to it in Section 2.1(e).

“Resale Restriction Termination Date” means for any Restricted Note (or beneficial interest therein), other than a Regulation S Temporary Global Note, which shall not have a Resale Restriction Termination Date and shall remain subject to the transfer restrictions specified therefor in this Indenture until such Global Note is cancelled by the Trustee, that is (a) not a Regulation S Global Note, the date on which the Company instructs the Trustee in writing to remove the Private Placement Legend from the Restricted Notes in accordance with the procedures described in Section 2.9(h) (which instruction is expected to be given on or about the one year anniversary of the issuance of the Restricted Notes) and (b) a Regulation S Global Note (or Certificated Note issued in respect thereof pursuant to Section 2.7(c)) (other than a Regulation S Temporary Global Note), the date on which the Distribution Compliance Period therefor terminates.

“Restricted Note” means (a) any Regulation S Temporary Global Note (or beneficial interest therein) or any Certificated Note issued in respect thereof pursuant to Section 2.7(c) at any time and (b) any Issue Date Note (or beneficial interest therein) or any Additional Note (or beneficial interest therein) not originally issued and sold pursuant to an effective registration statement under the Securities Act other than, in each case, a Regulation S Permanent Global Note until, in the case of clause (b), such time as:

(i)	the Resale Restriction Termination Date therefor has passed; or

(ii)	in the case of a Regulation S Global Note (or Certificated Note issued in respect thereof pursuant to Section 2.7(c)), the expiration of the Distribution Compliance Period therefor; or

(iii)

the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.9 or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.

“Restricted Payment” has the meaning set forth in Section 3.11.

“Restricted Subsidiary” means any Subsidiary of the Company, which at the time of determination is not an Unrestricted Subsidiary.

“Reversion Date” has the meaning assigned to in Section 3.23(d).

“Revocation” has the meaning set forth in Section 3.14(c).

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule).

“Rule 144A Global Note” has the meaning assigned to it in Section 2.1(d).

“S&P” means Standard & Poor’s Ratings Group and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agent” means Wilmington Trust (London) Limited, as Security Agent under the Intercreditor Agreement.

“Security Documents” has the meaning assigned to it in Section 7.13.

“Senior Indebtedness” means (i) the Notes and any other Indebtedness of the Company or any Note Guarantor that ranks equal in right of payment with the Notes or the relevant Note Guarantee, as the case may be or (ii) Indebtedness for borrowed money or constituting Capitalized Lease Obligations of any Restricted Subsidiary other than a Note Guarantor.

“Significant Subsidiary” means a Subsidiary of the Company constituting a “Significant Subsidiary” of the Company in accordance with Rule 1-02(w) of Regulation S-X under the Securities Act in effect on the date hereof.

“Similar Business” means (1) any business engaged in by the Company or any Restricted Subsidiary on the Issue Date, and (2) any business or other activities, including non-profit or charitable activities, that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses and activities in which the Company or any Restricted Subsidiary is engaged on the Issue Date, including, but not limited to, infrastructure projects, public works programs and consumer or supplier financing.

“Special Record Date” has the meaning assigned to it in Section 2.13(a).

“SPV Perpetuals” means the perpetual debentures issued by special purpose vehicles in December 2006, February 2007 and March 2007.

“Standard Undertakings” means representations, warranties, covenants, indemnities and similar obligations, including servicing obligations, entered into by the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction, which are customary in similar non-recourse receivables securitization, purchase or financing transactions.

“Subordinated Indebtedness” means, with respect to the Company or any Note Guarantor, any Indebtedness of the Company or such Note Guarantor, as the case may be, which is expressly subordinated in right of payment to the Notes or the relevant Note Guarantee, as the case may be.

“Subsidiary” means with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust, estate or other entity of which (or in which) more than fifty percent (50%) of (a) in the case of a corporation, the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency that has not occurred and is not in the control of such Person), (b) in the case of a limited liability company, partnership or joint venture, the voting or other power to control the actions of such limited liability company, partnership or joint venture or (c) in the case of a trust or estate, the voting or other power to control the actions of such trust or estate, is at the time directly or indirectly owned or controlled by (X) such Person, (Y) such Person and one or more of its other Subsidiaries or (Z) one or more of such Person’s other Subsidiaries. Unless the context otherwise requires, all references herein to a “Subsidiary” shall refer to a Subsidiary of the Company.

“Successor Company” has the meaning assigned to it in Section 4.1(b).

“Successor Guarantor” has the meaning assigned to it in Section 4.1(c).

“Successor Issuer” has the meaning assigned to it in Section 4.1(a).

“Suspended Covenants” has the meaning assigned to it in Section 3.23(a).

“Suspension Date” has the meaning assigned to it in Section 3.23(b).

“Suspension Period” means the period of time between the Suspension Date and the Reversion Date.

“Taxes” has the meaning assigned to it in Section 3.22(a).

“Taxing Jurisdiction” has the meaning assigned to it in Section 3.22.

“Transparency Directive” has the meaning assigned to it in Section 3.21.

“Transportation Agreements” means, in respect of any Person, any agreement or arrangement designed to protect such Person from fluctuations in prices related to transportation.

“Transfer Agent” has the meaning assigned to it in Section 2.3(a).

“Trustee” means the party named as such in the introductory paragraph to this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, having direct responsibility for the administration of this Indenture, or any other officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“U.S.$ Notes” means the U.S.$ Notes issued on the Issue Date and any “Additional Notes” as defined in the indenture governing the U.S.$ Notes.

“U.S. Person” means a U.S. Person as defined in Regulation S.

“Unrestricted Subsidiary” means any Subsidiary of the Company Designated as such pursuant to Section 3.14. Any such Designation may be revoked by the Issuer, subject to the provisions of such covenant.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:

(1)	the sum of the products obtained by multiplying:

(a)

the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

(b)	the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment; by

(2)	the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness.

“Wholly Owned Subsidiary” means, for any Person, any Subsidiary (Restricted Subsidiary in the case of the Company) of which at least 99.5% of the outstanding Capital Stock (other than, in the case of a Subsidiary not organized in the United States, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is owned by such Person or any other Person that satisfies this definition in respect of such Person.

Section 1.2 [Reserved].

Section 1.3 Rules of Construction. Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)	“or” is not exclusive;

(4)	“including” means including without limitation;

(5)	words in the singular include the plural and words in the plural include the singular; and

(6)	references to the payment of principal of the Notes shall include applicable premium, if any.

ARTICLE II

THE NOTES

Section 2.1 Form and Dating.

(a) The Issue Date Notes are being originally offered and sold by the Company pursuant to a Purchase Agreement, dated as of December 9, 2009, among the Issuer, the Note Guarantors party hereto, Citigroup Global Markets Inc., BNP Paribas and the Royal Bank of Scotland plc, as Initial Purchasers with respect to the Notes. The Notes will initially be issued as one or more Global Notes in fully registered form without interest coupons, and only in denominations of €50,000 and integral multiples of €1,000 in excess thereof and each such Global Note shall constitute a single Note for all purposes under this Indenture. Certificated Notes, if issued pursuant to the terms hereof, will be issued in fully registered certificated form without coupons. The Notes may only be issued in definitive fully registered form without coupons and only in denominates of €1,000 and any integral multiple of €1,000 in excess thereof. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.

(b) The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Issuer, the Note Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted in this Indenture, all Notes (including Additional Notes) shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class and are otherwise treated as a single issue of securities.

(c) The Notes may have notations, legends or endorsements as specified in Section 2.7 or as otherwise required by law, stock exchange rule or Euroclear or Clearstream rule or usage. The Issuer and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

(d) Notes originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of one or more permanent Global Notes (each, a “Rule 144A Global Note”).

(e) Notes originally offered and sold outside the United States in reliance on Regulation S will be issued in the form of one or more temporary Global Notes (each, a “Regulation S Temporary Global Note”). Each Regulation S Temporary Global Note shall be deposited on behalf of the purchasers of the Notes represented thereby with the Note Custodian or its nominee, for credit to an account of an Agent Member. In no event shall any Person hold an interest in a Regulation S Temporary Global Note other than in or through accounts maintained by Euroclear or Clearstream. An interest in a Regulation S Temporary Global Note will be exchangeable for an interest in a permanent Global Note (a “Regulation S Permanent Global Note”, and, together with the Regulation S Temporary Global Note, a “Regulation S Global Note”) on or after the expiration of the Distribution Compliance Period upon receipt by the Registrar of an Officer’s Certificate from the Issuer certifying that it has received certification of non-U.S. beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note in form and substance satisfactory to it (a “Non-U.S. Beneficial Ownership Certification”) (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.8 hereof).

(f) Upon receipt by the Registrar of an Officer’s Certificate from the Company pursuant to the preceding paragraph, it shall remove the legend set forth in Section 2.8(c) and Exhibit A from the Regulation S Temporary Global Note, following which temporary beneficial interests in the Regulation S Temporary Global Note shall automatically become beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. If no beneficial interests are held in the Regulation S Temporary Global Note on or after the expiration of the Distribution Compliance Period, at the instruction of the Issuer, the Registrar shall remove the legend set forth in Section 2.8(c) and Exhibit A from the Regulation S Temporary Global Note.

(g) The aggregate principal amount of a Regulation S Temporary Global Note and a Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and Euroclear or Clearstream, or their respective nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

Section 2.2 Execution and Authentication.

(a) Any Officer of the Issuer may sign the Notes for the Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(b) A Note shall not be valid until manually authenticated by an authorized signatory of the Trustee or an agent appointed by the Trustee (and reasonably acceptable to the Issuer) for such purpose (an “Authenticating Agent”). The signature of an authorized signatory of the Trustee or an Authenticating Agent on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. Unless limited by the terms of its appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by an Authenticating Agent.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Issuer signed by an Officer of the Issuer (the “Issuer Order”). An Issuer Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

(d) In case a Successor Issuer has executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Successor Issuer be exchanged for other Notes executed in the name of the Successor Issuer with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Order of the Successor Issuer, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a Successor Issuer pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such Successor Issuer, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

Section 2.3 Registrar, Paying Agent and Transfer Agent.

(a) The Issuer shall maintain an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), where Notes may be presented for payment (the “Paying Agent”) and for the service of notices and demands to or upon the Issuer in respect of the Notes and this Indenture. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Issuer may have one or more co-Registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The Issuer shall maintain an office or agency (i) in London, England and (ii) for so long as the Notes are listed on the Euro MTF, a market of the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, in Luxembourg, in each case where the Notes may be presented for payment. So long as the Notes are listed on the Euro MTF, a market of the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, the Issuer shall maintain an office or agency in Luxembourg, where Notes may be presented or surrendered for registration of transfer or for exchange (the “Transfer Agent”).

(b) The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of each such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Issuer, any Affiliate of the Company or any Note Guarantor may act as Paying Agent, Registrar or co-Registrar, or transfer agent.

(c) The Issuer initially designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer as required by Section 2.3(a) and appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices and the parties identified on the signature pages to this Indenture in such capacities as Paying Agents and Transfer Agent in connection with the Notes and this Indenture, until such time as another Person is appointed as such.

Section 2.4 Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any Default by the Issuer or any Note Guarantor in making any such payment. If the Issuer or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Issuer or any Affiliate of the Company or a Note Guarantor) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any Bankruptcy Law with respect to the Company or any Affiliate of the Company or the Note Guarantor, if the Issuer, or such Affiliate or a Note Guarantor is then acting as Paying Agent, the Trustee shall replace the Issuer, such Affiliate or such Note Guarantor as Paying Agent.

Section 2.5 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. At any time that the Trustee is not the Registrar the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.6 ISIN Numbers. The Issuer in issuing Notes may use “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use for the Securities “ISIN” number in notices to the Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any changes in the “ISIN” numbers.

Section 2.7 Global Note Provisions.

(a) Each Global Note initially shall: (i) be registered in the name of Euroclear or Clearstream or the nominee of Euroclear or Clearstream, (ii) be delivered to the Note Custodian and (iii) bear the appropriate legends as set forth in Section 2.8 and Exhibit A. Any Global Note may be represented by one or more certificates. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.

(b) Except as provided in clause (iii) of Section 2.7(c), members of, or participants in, Euroclear or Clearstream (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by Euroclear or Clearstream or by the Note Custodian, and Euroclear or Clearstream may be treated by the Issuer, any Note Guarantor, the Trustee, the Paying Agent, the Transfer Agent, the Note Custodian, the Registrar and any of their respective agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Issuer, the Trustee, the Paying Agent, the Transfer Agent, the Note Custodian, the Registrar or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by Euroclear or Clearstream or (ii) impair, as between Euroclear or Clearstream and its Agent Members, the operation of customary practices of Euroclear or Clearstream governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Euroclear or Clearstream or its nominee, Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(c) Except as provided in this Section 2.7(c), owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes in exchange for such beneficial interests.

(i)

Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such beneficial interests if (A) Euroclear or Clearstream notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note or (B) Euroclear or Clearstream ceases to be a clearing agency registered under the Exchange Act, at a time when Euroclear or Clearstream is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Issuer within 90 days of such notice; provided, however, that in no event shall a holder of a beneficial interest in a Regulation S Temporary Global Note receive Certificated Notes in exchange for such beneficial interest prior to the expiration of the Distribution Compliance Period therefor and receipt by the Registrar of a Non-U.S. Beneficial Ownership Certification with respect to such Holder. In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this clause (i) of this Section 2.7(c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and upon Issuer Order the Trustee shall authenticate and deliver to each beneficial owner identified by Euroclear or Clearstream in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations, and the Registrar shall register such exchanges in the Note Register.

(ii)

The owner of a beneficial interest in a Global Note will be entitled to receive Certificated Notes in exchange for such interest if an Event of Default has occurred and is continuing; provided, however, that in no event shall a holder of a beneficial interest in a Regulation S Temporary Global Note receive Certificated Notes in exchange for such beneficial interest prior to the expiration of the Distribution Compliance Period therefor and receipt by the Registrar of a Non-U.S. Beneficial Ownership Certification with respect to such holder. If an Event of Default has occurred and is continuing, upon receipt by the Registrar of instructions from Agent Members on behalf the owner of a beneficial interest in a Global Note directing the Registrar to exchange such beneficial owner’s beneficial interest in such Global Note for Certificated Notes, subject to and in accordance with the Applicable Procedures, the Issuer shall promptly execute, and upon Issuer Order the Trustee shall authenticate and make available for delivery to such beneficial owner, Certificated Notes in a principal amount equal to such beneficial interest in such Global Note.

(iii)

If (A) an event described in clause (i) of Section 2.7(c) occurs and Certificated Notes are not issued promptly to all beneficial owners or (B) the Registrar receives from a beneficial owner the instructions described in clause (ii) of Section 2.7(c) and Certificated Notes are not issued promptly to any such beneficial owner, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.6 hereof, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Certificated Notes had been issued.

Section 2.8 Legends.

(a) Each Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.

(b) Each Restricted Note shall bear the private placement legend specified therefor in Exhibit A on the face thereof (the “Private Placement Legend”).

(c) Each Regulation S Temporary Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.

Section 2.9 Transfer and Exchange.

(a) Transfers of Beneficial Interests in a Rule 144A Global Note. If the owner of a beneficial interest in a Rule 144A Global Note that is a Restricted Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S:

(i)	upon receipt by the Registrar of:

(A)

instructions from an Agent Member given to Euroclear or Clearstream in accordance with the Applicable Procedures directing Euroclear or Clearstream to credit or cause to be credited a beneficial interest in the Regulation S Temporary Global Note, in the case of a transfer made prior to the expiration of the Distribution Compliance Period, or the Regulation S Permanent Global Note in the case of a transfer made after the expiration of the Distribution Compliance Period, in either case, in a principal amount equal to the principal amount of the beneficial interest to be transferred,

(B)	instructions given in accordance with the Applicable Procedures containing information regarding the account to be credited with such increase, and

(C)	a certificate in the form of Exhibit C duly executed by the Rule 144A transferor;

(ii)

the Note Custodian shall increase the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, as the case may be, and decrease the Rule 144A Global Note in accordance with the foregoing, and the Registrar shall register the transfer in the Note Register.

(b) Transfers of Beneficial Interests in a Regulation S Global Note. Subject to the Applicable Procedures, the following provisions shall apply with respect to any proposed transfer of an interest in a Regulation S Global Note that is a Restricted Note:

(i)	If the owner of a beneficial interest in a Regulation S Global Note that is a Restricted Note wishes to transfer such interest (or a portion thereof) to a QIB pursuant to Rule 144A:

(A)	upon receipt by the Note Custodian and Registrar of:

(1)

instructions from an Agent Member given to Euroclear or Clearstream in accordance with the Applicable Procedures directing Euroclear or Clearstream to credit or cause to be credited a beneficial interest in the Rule 144A Global Note in an amount equal to the beneficial interest being transferred,

(2)	instructions given in accordance with the Applicable Procedures containing information regarding the account to be credited with such increase, and

(3)	a certificate in the form of Exhibit B duly executed by the transferor;

(B)

the Note Custodian shall increase the Rule 144A Global Note and decrease the Regulation S Global Note in accordance with the foregoing, and the Registrar shall register the transfer in the Note Register.

(ii)

No interest in a Regulation S Temporary Global Note will be exchanged for an interest in the Regulation S Permanent Global Note except pursuant to Rule 144A and in accordance with the applicable provisions of this Section 2.9.

(c) Other Transfers. Any registration of transfer of Restricted Notes (including Certificated Notes) not described above (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the Applicable Procedures, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Registrar of such opinions of counsel, certificates and such other evidence reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act or in accordance with Section 2.9(d).

(d) Use and Removal of Private Placement Legends. Upon the registration of transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing (or not required to bear upon such transfer, exchange or replacement) a Private Placement Legend, the Note Custodian and Registrar shall exchange such Notes (or beneficial interests) for beneficial interests in a Global Note or Certificated Notes if they have been issued pursuant to Section 2.7(c) that does not bear a Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Note Custodian and Registrar shall deliver only Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless:

(i)

such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit C and an Opinion of Counsel reasonably satisfactory to the Registrar;

(ii)

such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor and, in the case of any such Restricted Notes, the Issuer has complied with the applicable procedures for delegending in accordance with Section 2.9(h); or

(iii)

in connection with such registration of transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel, certificates and such other evidence reasonably satisfactory to the Issuer and the Registrar to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Holder of a Global Note bearing a Private Placement Legend may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) upon transfer of such interest pursuant to this Section 2.9(d).

(e) Consolidation of Global Notes and Exchange of Certificated Notes for Beneficial Interests in Global Notes. If a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) is Outstanding at the time of a removal of legends pursuant to Section 2.9(h), any interests in a Global Note delegended pursuant to Section 2.9(h) shall be exchanged for interests in such Outstanding Global Note, subject to the proviso at the end of Section 2.14(a).

(f) Retention of Documents. The Registrar and the Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Article II and in accordance with the Trustee’s record retention procedures. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar or the Trustee, as the case may be.

(g) General Provisions Relating to Transfers and Exchanges.

(i)

Subject to the other provisions of this Section 2.9, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(ii)

To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Issuer will execute and upon Issuer Order the Trustee will authenticate and make available for delivery Certificated Notes and Global Notes, as applicable, at the Registrar’s or co-Registrar’s request.

(iii)

No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer and the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 3.8, Section 3.9, Section 5.1 or Section 9.5).

(iv)

The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (x) any Note for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date and (y) any Note selected for repurchase or redemption, except the unrepurchased or unredeemed portion thereof, if any.

(v)

Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent, the Transfer Agent, the Registrar or any co-Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Transfer Agent, the Registrar or any co-Registrar or the Note Custodian shall be affected by notice to the contrary.

(vi)

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(vii)

Subject to Section 2.7 and this Section 2.9, in connection with the exchange of a portion of a Certificated Note for a beneficial interest in a Global Note, the Trustee shall cancel such Certificated Note, and the Issuer shall execute, and upon Issuer Order the Trustee shall authenticate and make available for delivery to the exchanging Holder, a new Certificated Note representing the principal amount not so exchanged.

(h) Applicable Procedures for Delegending.

(i)	Promptly after one year has elapsed following (A) the Issue Date or (B) if the Issuer has issued Additional Notes, with the same terms and the same ISIN numbers as the Issue Date Notes pursuant to this Indenture within one year following the Issue Date, the date of original issuances of such Additional Notes if the relevant Notes are freely tradeable pursuant to Rule 144 under the Securities Act by Holders who are not Affiliates of the Issuer where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied), the Issuer shall:

(1)

instruct the Trustee in writing to remove the Private Placement Legend from such Notes by delivering to the Trustee a certificate in the form of Exhibit C hereto, and upon such instruction the Private Placement Legend shall be deemed removed from any Global Notes representing such Notes without further action on the part of Holders;

(2)	notify Holders of such Notes that the Private Placement Legend has been removed or deemed removed; and

(3)	instruct Euroclear or Clearstream to change the ISIN number for such Notes to the unrestricted ISIN number for the Notes.

In no event will the failure of the Issuer to provide any notice set forth in this paragraph or of the Trustee to remove the Private Placement Legend constitute a failure by the Issuer to comply with any of its covenants or agreements set forth in Section 6.1 or otherwise. Any Restricted Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Restricted Note for exchange to the Registrar in accordance with the provisions of Article II of this Indenture, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Private Placement Legend. The Issuer shall notify the Trustee in writing upon occurrence of the Resale Restriction Termination Date for any Note.

(ii)

Notwithstanding any provision herein to the contrary, in the event that Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one-year holding period thereunder (or the corresponding period under any successor rule), (A) each reference in this Section 2.9(h) to “one year” and in the Private Placement Legend described in Section 2.8(b) and Exhibit A to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period, and (B) all corresponding references in this Indenture (including the definition of Resale Restriction Termination Date), the Notes and the Private Placement Legends thereon shall be deemed for all purposes hereof to be references to such changed period; provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws; provided further that if such change does not apply to existing Notes, all references to “one year” in this Indenture shall not be deemed for all purposes hereof to be references to such changed period. This Section 2.9(h) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.

(i)	No Obligation of the Trustee.

(i)

The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, Agent Members or any other Persons with respect to the accuracy of the records of Euroclear or Clearstream or its nominee or of Agent Members, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than Euroclear or Clearstream) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be Euroclear or Clearstream or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through Euroclear or Clearstream subject to the applicable rules and procedures of Euroclear or Clearstream. The Trustee may rely and shall be fully protected in relying upon information furnished by Euroclear or Clearstream with respect to its Agent Members and any beneficial owners.

(ii)

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.10 Mutilated, Destroyed, Lost or Stolen Notes.

(a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and make available for delivery a replacement Note for such mutilated, lost or stolen Note, of like tenor and principal amount, bearing a number not contemporaneously Outstanding if:

(i)	the requirements of Section 8-405 of the Uniform Commercial Code are met,

(ii)	the Holder satisfies any other reasonable requirements of the Trustee, and

(iii)	neither the Issuer nor the Trustee has received notice that such Note has been acquired by a protected purchaser.

If required by the Trustee or the Issuer, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Transfer Agent, the Registrar or any co-Registrar and the Note Custodian from any loss that any of them may suffer if a Note is replaced.

(b) Upon the issuance of any new Note under this Section 2.10, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

(c) Every new Note issued pursuant to this Section 2.10 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Issuer, any Note Guarantor and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.11 Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may execute and upon Issuer Order the Trustee will authenticate and make available for delivery temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer will prepare and execute and upon Issuer Order the Trustee will authenticate and make available for delivery definitive Notes. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuer for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer will execute and upon Issuer Order the Trustee will authenticate and make available for delivery in exchange therefor one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

Section 2.12 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Transfer Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with its policy of disposal or upon written request of the Company, return to the Issuer all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Issuer may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a registration of transfer or exchange upon Issuer Order.

Section 2.13 Defaulted Interest. When any installment of interest becomes Defaulted Interest on Notes, such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) shall be paid by the Issuer, at its election, as provided in clause (a) or clause (b) below.

(a) The Issuer may elect to make payment of any Defaulted Interest (including any interest payable on such Defaulted Interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.13(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the Note Register, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to clause (b) below; or

(b) The Issuer may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this Section 2.13(b), such manner of payment shall be deemed practicable by the Trustee. The Trustee shall in the name and at the expense of the Issuer cause prompt notice of the proposed payment and the date thereof to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the Note Register.

Section 2.14 Additional Notes.

(a) The Issuer may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional notes (“Additional Notes”) that shall have terms and conditions identical to those of the other Outstanding Notes, except with respect to:

(i)	the issue date;

(ii)	the amount of interest payable on the first Interest Payment Date therefor;

(iii)	the issue price; and

(iv)

any adjustments necessary in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any Outstanding Notes (other than such Additional Notes).

The Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture; provided that the Issuer may use different ISIN or other similar numbers among Issue Date Notes and Additional Notes to the extent required to comply with securities or tax law requirements, including to permit delegending pursuant to Section 2.9(h).

(b) With respect to any Additional Notes, the Issuer will set forth in an Officer’s Certificate of the Issuer (the “Additional Note Certificate”), copies of which will be delivered to the Trustee, the following information:

(i)	the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(ii)

the issue date and the issue price of such Additional Notes; provided that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code, unless such Additional Notes have a separate ISIN or other similar number from other Notes; and

(iii)	whether such Additional Notes will be subject to transfer restrictions under the Securities Act (or other applicable securities laws).

ARTICLE III

COVENANTS

Section 3.1 Payment of Notes.

(a) The Issuer shall pay the principal of and interest (including Defaulted Interest) on the Notes in euros on the dates and in the manner provided in the Notes and in this Indenture. Prior to 3:00 p.m. London time on the Business Day prior to each Interest Payment Date and the Maturity Date, the Issuer shall deposit with the Paying Agent in immediately available funds euros sufficient to make cash payments due on such Interest Payment Date or

Maturity Date, as the case may be. If the Issuer, a Note Guarantor or an Affiliate of the Company is acting as Paying Agent, the Issuer, such Note Guarantor or such Affiliate shall, prior to 3:00 p.m. on the Business Day prior to each Interest Payment Date and the Maturity Date, segregate and hold in trust euros sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Issuer, a Note Guarantor or an Affiliate of the Company) holds in accordance with this Indenture euros designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

(b) Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

Section 3.2 Maintenance of Office or Agency.

(a) The Issuer shall maintain each office or agency required under Section 2.3. The Issuer will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Issuer may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in The City of New York and in any city selected by the Issuer within the European Union. So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Issuer shall also maintain an office or agency in Luxembourg, for such purposes. So long as the Issuer shall maintain an office or agency in Luxembourg for purposes of this Section 3.2, the Issuer shall not be required to maintain an office or agency in another city within the European Union. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 3.3 Corporate Existence. Subject to Article IV, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 3.4 Payment of Taxes and Other Claims. The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or for which it or any of them are otherwise liable, or upon the income, profits or property of the Company or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a liability or Lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer, as the case may be, is being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.

Section 3.5 Compliance Certificate. The Issuer and each Note Guarantor shall deliver to the Trustee within 105 days after the end of each fiscal year of the Company (which fiscal year ends on December 31 of each year, subject to any change in fiscal year following the Issue Date) an Officer’s Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer or such Note Guarantor, as the case may be, they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during the previous fiscal year. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Issuer or such Note Guarantor is taking or proposes to take with respect thereto.

Section 3.6 Further Instruments and Acts.

(a) The Issuer and each Note Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as the Trustee may reasonably request to carry out more effectively the purpose of this Indenture.

(b) The Issuer and the Note Guarantors shall take, and shall cause their Subsidiaries party thereto to take, any and all actions required under the Intercreditor Agreement and the Security Documents to cause the Intercreditor Agreement and the Security Documents to create and maintain, as security for the Obligations of the Issuer and the Note Guarantors hereunder, a valid and enforceable perfected security interest on all the Collateral, in favor of the Security Agent for the equal and ratable benefit of the Holders of the Notes, the U.S. Notes and the other Permitted Secured Obligations, first in priority to any and all security interests at any time granted upon the Collateral, subject in all respects to Liens imposed by law and Liens for judgments, taxes, assessments or governmental charges.

Section 3.7 Waiver of Stay, Extension or Usury Laws. The Issuer and each Note Guarantor covenant (to the fullest extent permitted by applicable law) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer or such Note Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Issuer and each Note Guarantor hereby expressly waives (to the fullest extent permitted by applicable law) all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 3.8 Change of Control.

(a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Issuer purchase all or a portion (in integral multiples of €1,000) of the Holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon through the date of purchase (the “Change of Control Payment”).

(b) Within 30 days following the date upon which the Change of Control occurred, the Issuer must send, by first-class mail, a notice to each Holder, with a copy to the Trustee, offering to purchase the Notes as described above (a “Change of Control Offer”) and publish the Change of Control Offer in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort). The Change of Control Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the “Change of Control Payment Date”).

(c) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i)	accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii)

deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

(d) If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate); provided that each new Note shall be in a minimum principal amount of €50,000 or an integral multiple of €1,000 in excess thereof. Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued.

(e) The Issuer will not be required to make a Change of Control Offer upon a Change of Control if:

(i)

a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or

(ii)	notice of redemption has been given pursuant to this Indenture as described under Section 5.4 unless and until there is a default in payment of the applicable redemption price.

(f) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations in connection with the purchase of Notes in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by doing so.

Section 3.9 Limitation on Incurrence of Additional Indebtedness.

(a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, except that the Issuer and/or any of the Note Guarantors may Incur Indebtedness, including Acquired Indebtedness, if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than or equal to 2.0 to 1.0.

(b) Notwithstanding clause (a) above, the Company and/or any of its Restricted Subsidiaries, as applicable, may Incur the following Indebtedness (“Permitted Indebtedness”):

(i)	Indebtedness not to exceed €350 million in respect of the Notes, excluding Additional Notes;

(ii)	Indebtedness not to exceed U.S.$1,250 million in respect of the U.S.$ Notes issued or outstanding on the Issue Date;

(iii)

Guarantees by (A) any Note Guarantor of Indebtedness of the Issuer or another Note Guarantor permitted under this Indenture and (B) the Issuer of Indebtedness of any Note Guarantor; provided that, if any such Guarantee is of Subordinated Indebtedness, then the obligations of the Issuer under the Notes and this Indenture or the Note Guarantee of such Note Guarantor, as applicable, will be senior to the Guarantee of such Subordinated Indebtedness;

(iv)

Indebtedness of the Company and/or any of its Restricted Subsidiaries outstanding on the Issue Date (excluding Indebtedness permitted under clauses (vi), (vii), (viii) or (xi) of this definition of Permitted Indebtedness);

(v)

Hedging Obligations, Compensation Related Hedging Obligations and any Guarantees thereof and any reimbursement obligations with respect to letters of credit related thereto, in each case entered into by the Company and/or any of its Restricted Subsidiaries; provided that, upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(vi)

intercompany Indebtedness between the Company and any Restricted Subsidiary or between any Restricted Subsidiaries; provided that, in the event that at any time any such Indebtedness ceases to be held by the Issuer or a Restricted Subsidiary, such Indebtedness shall be deemed to be Incurred and not permitted by this clause (vi) at the time such event occurs;

(vii)

Indebtedness of the Company and/or any of its Restricted Subsidiaries arising from (A) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of Incurrence; or (B) any cash pooling or other cash management agreements in place with a bank or financial institution but only to the extent of offsetting credit balances of the Company and/or its Restricted Subsidiaries pursuant to such cash pooling or other cash management agreement;

(viii)

Indebtedness of the Company and/or any of its Restricted Subsidiaries represented by (A) endorsements of negotiable instruments in the ordinary course of business (excluding an aval), (B) documentary credits (including all forms of letter of credit), performance bonds or guarantees, advance payments, bank guarantees, bankers’ acceptances, surety or appeal bonds or similar instruments for the account of, or guaranteeing performance by, the Company and/or any Restricted Subsidiary in the ordinary course of business, (C) reimbursement obligations with respect to letters of credit in the ordinary course of business (D) reimbursement obligations with respect to letters of credit and performance Guarantees in the ordinary course of business to the extent required pursuant to the terms of any Investment made pursuant to clause (12) of the definition of “Permitted Investment” and (E) other Guarantees by the Company and/or any Restricted Subsidiary in favor of a bank or financial institution in respect of obligations of that bank or financial institution to a third party in an amount not to exceed U.S.$500 million at any one time outstanding; provided that in the case of clauses (B), (C) and (D), upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(ix)	Refinancing Indebtedness in respect of:

(A)

Indebtedness (other than Indebtedness owed to the Company or any Subsidiary of the Company) Incurred pursuant to clause (a) above (it being understood that no Indebtedness outstanding on the Issue Date is Incurred pursuant to such clause (a) above), or

(B)	Indebtedness Incurred pursuant to clause (i), (ii), (iii) or (iv) above or this clause (ix);

(x)

Capitalized Lease Obligations, Sale and Leaseback Transactions, export credit facilities with a maturity of at least one year and Purchase Money Indebtedness of, including Guarantees of any of the foregoing by, the Company and/or any Restricted Subsidiary, in an aggregate principal amount at any one time outstanding not to exceed U.S.$1 billion;

(xi)

Indebtedness arising from agreements entered into by the Company and/or a Restricted Subsidiary providing for bona fide indemnification, adjustment of purchase price or similar obligations not for financing purposes, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary (including minority interests); provided that, in the case of a disposition, the maximum aggregate liability in respect of such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(xii)

Indebtedness of the Company and/or any of its Restricted Subsidiaries in an aggregate amount not to exceed U.S.$1 billion at any one time; outstanding; provided that no more than U.S.$250 million of such Indebtedness at any one time outstanding (excluding any Indebtedness under a Permitted Liquidity Facility) may be Incurred by Restricted Subsidiaries that are not the Issuer or Note Guarantors, which amount shall be increased by the corresponding amount of other Indebtedness of Restricted Subsidiaries other than the Issuer and the Note Guarantors outstanding on the Issue Date and subsequently repaid from time to time but in any event not to exceed U.S.$500 million at any one time outstanding; provided, further, however, that (A) the Company and/or any of its Restricted Subsidiaries may Incur Indebtedness under a Permitted Liquidity Facility and (B) in the event that the Company and/or any of its Restricted Subsidiaries shall have Incurred Indebtedness under a Permitted Liquidity Facility that increases the amount outstanding at such time pursuant to this clause (xii) in excess of U.S.$ 1 billion, then up to U.S.$1.2 billion may be Incurred pursuant to this clause (xii) at any one time outstanding;

(xiii)

(A) Indebtedness of the Company and/or any of its Restricted Subsidiaries in respect of factoring arrangements or Inventory Financing arrangements or (B) other Indebtedness of the Company and/or any of its Restricted Subsidiaries with a maturity of 12 months or less for working capital purposes, not to exceed in the aggregate at any one time (calculated as of the end of the most recent fiscal quarter for which consolidated financial information of the Company is available) the greater of:

(1)	The sum of:

(x)	20% of the net book value of the inventory of the Company and its Restricted Subsidiaries and

(y)

20% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries (excluding accounts receivable pledged to secure Indebtedness or subject to a Qualified Receivables Transaction), less, in each case, the amount of any permanent repayments or reductions of commitments in respect of such Indebtedness made with the Net Cash Proceeds of an Asset Sale in order to comply with Section 3.12; or

(2)	U.S.$350 million;

(xiv)

Indebtedness of the Issuer and/or any of the Note Guarantors Incurred to fund amounts payable upon the exercise of the put option (calculated according to the terms in effect on the Issue Date of the agreements giving rise to such obligations) requiring CEMEX, Inc. to purchase 50.01% of the Capital Stock of Ready Mix USA, LLC and/or 49.99% of the Capital Stock of CEMEX Southeast, LLC, the combined amount of which was estimated to be U.S.$472 million as of September 30, 2009, subject to subsequent adjustments;

(xv)

Indebtedness of the Company and/or any of its Restricted Subsidiaries for taxes levied, assessments due and other governmental charges required to be paid as a matter of law or regulation in the ordinary course of business; provided that such Indebtedness shall be permitted to be Incurred only at such time that the Financing Agreement (or any refinancing thereof) shall contain an exception to allow the Incurrence of Indebtedness to pay taxes;

(xvi)	Indebtedness Incurred pursuant to the Banobras Facility;

(xvii)	Indebtedness of the Company and/or any of its Restricted Subsidiaries Incurred and/or issued to refinance Qualified Receivables Transactions in existence on the Issue Date;

(xviii)	Acquired Indebtedness in an aggregate amount at any one time outstanding under this clause (xviii) not to exceed U.S.$100 million; and

(xix)

(A) any Indebtedness that constitutes an Investment that the Company and/or any of its Restricted Subsidiaries is contractually committed to Incur as of the Issue Date in any Person (other than a Subsidiary) in which the Company or any of its Restricted Subsidiaries maintains an Investment in equity securities; and (B) Guarantees up to U.S.$100 million in any calendar year by the Company and/or any Restricted Subsidiary of Indebtedness of any Person in which the Company or any of its Restricted Subsidiaries maintains an equity Investment minus any Investment other than such guarantees in such Person during such calendar year pursuant to clause (17)(b) of the definition of “Permitted Investments.”

(c) Notwithstanding anything to the contrary contained in this Section 3.9,

(i)

The Company shall not, and shall not permit any Note Guarantor to, Incur any Indebtedness pursuant to this Section 3.9 if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Indebtedness unless such Indebtedness shall be subordinated to the Notes or the applicable Note Guarantee, as the case may be, to at least the same extent as such Subordinated Indebtedness.

(ii)

For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this Section 3.9, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP. Accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Capital Stock in the form of additional Disqualified Capital Stock with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.9. For purposes of determining compliance with this Section 3.9, mark-to-market fluctuations of hedging obligations or derivatives outstanding on the Issue Date shall not constitute Incurrence of Indebtedness.

(iii)

For purposes of determining compliance with this Section 3.9, the principal amount of Indebtedness denominated in foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in foreign currency, and such refinancing would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 3.9, the maximum amount of Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(iv)	For purposes of determining compliance with this Section 3.9:

(A)

in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, including, without limitation, in Section 3.9(a), the Company, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and may later reclassify all or a portion of such item of Indebtedness as having been Incurred pursuant to any other clause to the extent such Indebtedness could be Incurred pursuant to such clause at the time of such reclassification; and

(B)	the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above, including, without limitation, Section 3.9(a).

Section 3.10 [Reserved].

Section 3.11 Limitation on Restricted Payments.

(a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(i)

declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock, other than:

(A)	dividends, distributions or returns on capital payable in Qualified Capital Stock of the Company,

(B)	dividends, distributions or returns on capital payable to the Company and/or a Restricted Subsidiary,

(C)	dividends, distributions or returns of capital made on a pro rata basis to the Company and its Restricted Subsidiaries, on the one

hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand (or on less than a pro rata basis to any minority holder);

(ii)	purchase, redeem or otherwise acquire or retire for value:

(A)	any Capital Stock of the Company, or

(B)	any Capital Stock of any Restricted Subsidiary held by an Affiliate of the Company or any Preferred Stock of a Restricted Subsidiary, except for:

(1)	Capital Stock held by the Company or a Restricted Subsidiary, or

(2)

purchases, redemptions, acquisitions or retirements for value of Capital Stock on a pro rata basis from the Company and/or any Restricted Subsidiaries, on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand, according to their respective percentage ownership of the Capital Stock of such Restricted Subsidiary;

(iii)

make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness or

(iv)	make any Investment (other than Permitted Investments);

if at the time of the Restricted Payment immediately after giving effect thereto:

(A)	a Default or an Event of Default shall have occurred and be continuing;

(B)	the Company is not able to Incur at least U.S.$1.00 of additional Indebtedness pursuant to Section 3.9(a); or

(C)

the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property at the time of the making thereof) of the proposed Restricted Payment and all other Restricted Payments made subsequent to the Issue Date up to the date thereof, less any Investment Return calculated as of the date thereof, shall exceed the sum of:

(1)	50% of cumulative Consolidated Net Income of the Company or, if cumulative Consolidated Net Income of the Company is a loss, minus (i) 100% of the loss, accrued during the period,

treated as one accounting period, beginning on the first full fiscal quarter after the Issue Date to the end of the most recent fiscal quarter for which consolidated financial information of the Company is available and (ii) the amount of cash benefits to the Company or a Restricted Subsidiary that is netted against Investments in Similar Businesses pursuant to clause (12) of the definition of “Permitted Investments”; plus

(2)	100% of the aggregate net cash proceeds received by the Company from any Person from any:

•

contribution to the equity capital of the Company (not representing an interest in Disqualified Capital Stock) or issuance and sale of Qualified Capital Stock of the Company, in each case, subsequent to the Issue Date, or

•

issuance and sale subsequent to the Issue Date (and, in the case of Indebtedness of a Restricted Subsidiary, at such time as it was a Restricted Subsidiary) of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary that has been converted into or exchanged for Qualified Capital Stock of the Company, excluding, in each case, any net cash proceeds:

•	received from a Subsidiary of the Company;

•	used to redeem Notes under Article V;

•	used to acquire Capital Stock or other assets from an Affiliate of the Company; or

•	applied in accordance with clause (ii)(B) or (iii)(A) of Section 3.11(b) below.

(b) Notwithstanding Section 3.11(a), this Section 3.11 does not prohibit:

(i)	the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration pursuant to Section 3.11(a);

(ii)	if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company,

(A)	in exchange for Qualified Capital Stock of the Company, or

(B)

through the application of the net cash proceeds received by the Company from a substantially concurrent sale of Qualified Capital Stock of the Company or a contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case not received from a Subsidiary of the Company;

provided that the value of any such Qualified Capital Stock issued in exchange for such acquired Capital Stock and any such net cash proceeds shall be excluded from Section 3.11(a)(iv)(C)(2) (and were not included therein at any time);

(iii)

if no Default or Event of Default shall have occurred and be continuing, the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness:

(A)	solely in exchange for, or through the application of net cash proceeds of a substantially concurrent sale, other than to a Subsidiary of the Company, of Qualified Capital Stock of the Company, or

(B)	solely in exchange for Refinancing Indebtedness for such Subordinated Indebtedness,

provided that the value of any Qualified Capital Stock issued in exchange for Subordinated Indebtedness and any net cash proceeds referred to above shall be excluded from Section 3.11(a)(iv)(C)(2) (and were not included therein at any time);

(iv)

repurchases by the Company of Common Stock of the Company or options, warrants or other securities exercisable or convertible into Common Stock of the Company from employees or directors of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of the employees or directors, in an amount not to exceed U.S.$5 million in any calendar year and any repurchases other than in connection with compensation of Common Stock of the Company pursuant to binding written agreements in effect on the Issue Date;

(v)

payments of dividends on Disqualified Capital Stock issued pursuant to the covenant described under Section 3.9; provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(vi)

non-cash repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other similar rights if such Capital Stock represents a portion of the exercise price of such options, warrants or other similar rights;

(vii)	cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company;

(viii)

purchases of any Subordinated Indebtedness of the Company (A) at a purchase price not greater than 101% of the principal amount thereof (together with accrued and unpaid interest) in the event of the occurrence of a Change of Control or (B) at a purchase price not greater than 100% of the principal amount thereof (together with accrued and unpaid interest) in the event of an Asset Sale in accordance with provisions similar to those set forth under Section 3.12 provided, however, that prior to such purchase of any such Subordinated Indebtedness, the Company has made the Change of Control Offer as provided under Section 3.8 or Section 3.12, respectively, and has purchased all Notes validly tendered and not properly withdrawn pursuant thereto;

(ix)

recapitalization of earnings on or in respect of the Qualified Capital Stock of the Company pursuant to which additional Qualified Capital Stock of the Company or the right to subscribe for additional Capital Stock of the Company is issued to the existing shareholders of the Company on a pro rata basis (which, for the avoidance of doubt, shall not allow any payment in cash to be made in respect of Qualified Capital Stock of the Company pursuant to this clause (ix)); and

(x)

so long as (A) no Default or Event of Default shall have occurred and be continuing (or result therefrom) and (B) the Company could Incur at least US$1.00 of additional Debt pursuant to Section 3.11(a), payment of any dividends on Capital Stock (other than Disqualified Capital Stock) of the Company in an aggregate amount which, when taken together with all dividends paid pursuant to this clause (x), does not exceed U.S.$50 million in any calendar year; provided that such dividends shall be included in the calculation of the amount of Restricted Payments.

(xi)	[Reserved]

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (i) (without duplication for the declaration of the relevant dividend), (iv), (viii) and (x) above shall be included in such calculation and amounts expended pursuant to clauses (ii), (iii), (v), (vi), (vii) and (ix) above shall not be included in such calculation.

Section 3.12 Limitation on Asset Sales.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)

the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (to be determined as of the date on which such sale is contracted) of the assets sold or otherwise disposed of, and

(ii)

other than in respect of Permitted Asset Swap Transactions, at least 80% of the consideration received for the assets sold by the Company or the Restricted Subsidiary, as the case may be, in the Asset Sale shall be in the form of cash or Cash Equivalents received at the time of such Asset Sale; provided, however, for the purposes of this clause (ii), the following are also deemed to be cash or Cash Equivalents:

(A)

the assumption of Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Sale;

(B)

any securities, notes or obligation received by the Company or any Restricted Subsidiary from the transferee that are, within 180 days after the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of cash received in that conversion;

(C)	Capital Stock of a Person who is or who, after giving effect to such Asset Sale, becomes, a Restricted Subsidiary; and

(D)

any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in connection with such Asset Sale having an aggregate Fair Market Value which, when taken together with the Fair Market Value of all other Designated Non-cash Consideration received pursuant to this clause (D) since the Issue Date, does not exceed the sum of (1) 3.0% of Consolidated Tangible Assets of the Company calculated as of the end of the most recent fiscal quarter for which consolidated financial information is available (with the Fair Market Value of each item of Designated Non-cash Consideration being measured as of the date it was received and without giving effect to subsequent changes in value of any such item of Designated Non-cash Consideration) and (2) the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

(b) The Company or any Restricted Subsidiary may apply the Net Cash Proceeds of any such Asset Sale within 365 days thereof to:

(i)	repay any Senior Indebtedness for borrowed money or constituting a Capitalized Lease Obligation and permanently reduce the commitments with respect thereto, or

(ii)	purchase:

(A)	assets (except for current assets as determined in accordance with GAAP or Capital Stock) to be used by the Company or any Restricted Subsidiary in a Permitted Business, or

(B)

substantially all of the assets of a Permitted Business or Capital Stock of a Person engaged in a Permitted Business that will become, upon purchase, a Restricted Subsidiary from a Person other than the Company and its Restricted Subsidiaries.

(c) To the extent all or a portion of the Net Cash Proceeds of any Asset Sale are not applied within the 365 days of the Asset Sale as described in clause (i) or (ii) of Section 3.12(b), the Company will make an offer to purchase Notes (the “Asset Sale Offer”), at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, to the date of purchase (the “Asset Sale Offer Amount”). The Company will purchase pursuant to an Asset Sale Offer from all tendering Holders on a pro rata basis, and, at the Company’s option, on a pro rata basis with the holders of any other Senior Indebtedness with similar provisions requiring the Company to offer to purchase the other Senior Indebtedness with the proceeds of Asset Sales, that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of Notes and the other Senior Indebtedness to be purchased equal to such unapplied Net Cash Proceeds. The Company may satisfy its obligations under this Section 3.12 with respect to the Net Cash Proceeds of an Asset Sale by making an Asset Sale Offer prior to the expiration of the relevant 365-day period.

(d) Pending the final application of any Net Cash Proceeds pursuant to this Section 3.12, the holder of such Net Cash Proceeds may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Indenture.

(e) The purchase of Notes pursuant to an Asset Sale Offer shall occur not less than 20 Business Days following the date thereof, or any longer period as may be required by law, nor more than 45 days following the 365th day following the Asset Sale. The Company may, however, defer an Asset Sale Offer until there is an aggregate amount of unapplied Net Cash Proceeds from one or more Asset Sales equal to or in excess of U.S.$100 million. At that time, the entire amount of unapplied Net Cash Proceeds, and not just the amount in excess of U.S.$100 million, shall be applied as required pursuant to this Section 3.12.

(f) Each Asset Sale Offer Notice shall be mailed first class, postage prepaid, to the record Holders as shown on the Note Register within 20 days following such 365th day (or such earlier date as the Company shall have elected to make such Asset Sale Offer), with a copy to the Trustee offering to purchase the Notes as described above. Each notice of an Asset Sale Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the “Asset Sale Offer Payment Date”). Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their Notes in whole or in part, in minimum denominations of €50,000 and any integral multiple of €1,000 in excess thereof, in exchange for cash.

(g) On the Asset Sale Offer Payment Date, the Company shall, to the extent lawful:

(i)	accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer;

(ii)	deposit with the Paying Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all Notes or portions thereof so tendered; and

(iii)

deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(h) To the extent holders of Notes and holders of other Senior Indebtedness, if any, which are the subject of an Asset Sale Offer properly tender and do not withdraw Notes or the other Senior Indebtedness in an aggregate amount exceeding the amount of unapplied Net Cash Proceeds, the Company shall purchase the Notes and the other Senior Indebtedness on a pro rata basis (based on amounts tendered). If only a portion of a Note is purchased pursuant to an Asset Sale Offer, a new Note in a principal amount equal to the portion thereof not purchased shall be issued in the name of the holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a global note shall be made, as appropriate). Notes (or portions thereof) purchased pursuant to an Asset Sale Offer shall be cancelled and cannot be reissued.

(i) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with the purchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.12, the Company shall comply with these laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of this Indenture by doing so.

(j) Upon completion of an Asset Sale Offer, the amount of Net Cash Proceeds shall be reset at zero. Accordingly, to the extent that the aggregate amount of Notes and other Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of unapplied Net Cash Proceeds, the Company may use any remaining Net Cash Proceeds for general corporate purposes of the Company and its Restricted Subsidiaries.

(k) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Article IV, the Successor Company shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 3.12, and shall comply with the provisions of this Section 3.12 with respect to the deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of properties and assets of the Company or its Restricted Subsidiaries so deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 3.12.

(l) If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale, is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 3.12 within 365 days of conversion or disposition.

Section 3.13 Limitation on the Ownership of Capital Stock of Restricted Subsidiaries. The Company shall not permit any Person other than the Company or another Restricted Subsidiary to, directly or indirectly, own or control any Capital Stock of any Restricted Subsidiary, except for:

(i)	Capital Stock owned by such Person on the Issue Date;

(ii)	directors’ qualifying shares;

(iii)

the sale or Disposition of 100% of the shares of the Capital Stock of any Restricted Subsidiary (other than the Issuer) held by the Company and its Restricted Subsidiaries to any Person other than the Company or another Restricted Subsidiary effected in accordance with, as applicable, Section 3.12 and Article IV;

(iv)	in the case of a Restricted Subsidiary other than a Restricted Subsidiary that is a Wholly Owned Subsidiary,

(A)

the issuance by that Restricted Subsidiary of Capital Stock on a pro rata basis to the Company and its Restricted Subsidiaries, on the one hand, and minority holders of Capital Stock of such Restricted Subsidiary, on the other hand (or on less than a pro rata basis to any minority holder); or

(B)

sales, transfers and other dispositions of Capital Stock in a Restricted Subsidiary to the extent required by, or made pursuant to, buy/sell, put/call or similar shareholder arrangements set forth in binding agreements in effect on the Issue Date; and

(v)

the sale of Capital Stock of a Restricted Subsidiary (other than the Issuer) by the Company or another Restricted Subsidiary or the sale or issuance by a Restricted Subsidiary of its newly-issued Capital Stock if such sale or issuance is made in compliance with Section 3.12 and either:

(A)

such Restricted Subsidiary is no longer a Subsidiary, and the continuing Investment of the Company and its Restricted Subsidiaries in such former Restricted Subsidiary is in compliance with Section 3.11, or

(B)	such Restricted Subsidiary continues to be a Restricted Subsidiary.

Section 3.14 Limitation on Designation of Unrestricted Subsidiaries.

(a) The Company may designate after the Issue Date any Subsidiary of the Company other than the Issuer or a Note Guarantor as an Unrestricted Subsidiary under this Indenture (a “Designation”) only if:

(i)

no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation and any transactions between the Company or any of its Restricted Subsidiaries and such Unrestricted Subsidiary are in compliance with Section 3.18

(ii)	at the time of and after giving effect to such Designation, the Company could Incur U.S.$1.00 of additional Indebtedness pursuant to Section 3.9(a);

(iii)

the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) as a Restricted Payment pursuant to Section 3.11(a) in an amount (the “Designation Amount”) equal to the amount of the Company’s Investment in such Subsidiary on such date; and

(iv)

the terms of any Affiliate Transaction existing on the date of such Designation between the Subsidiary being Designated (and its Subsidiaries) and the Company or any Restricted Subsidiary would be permitted under Section 3.18 if entered into immediately following such Designation.

(b) Neither the Company nor any Restricted Subsidiary shall at any time:

(i)

provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or Guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

(ii)	be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

(iii)

be directly or indirectly liable for any Indebtedness which provides that the Holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary.

(c) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if:

(i)	no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(ii)

all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation, if Incurred at such time, would have been permitted to be Incurred for all purposes of this Indenture.

(d) The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary. All Designations and Revocations must be evidenced by an Officer’s Certificate of the Issuer, delivered to the Trustee certifying compliance with the preceding provisions.

Section 3.15 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) Except as provided in clause (b) below, the Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)

pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(ii)	make loans or advances to, or make any Investment in, the Company or any other Restricted Subsidiary; or

(iii)	transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b) Section 3.15(a) shall not apply to encumbrances or restrictions existing under or by reason of:

(i)	applicable law, rule, regulation or order;

(ii)	this Indenture;

(iii)

any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided that any amendment, restatement, renewal, replacement or refinancing is not materially more restrictive with respect to such encumbrances or restrictions than those in existence on the Issue Date as determined in good faith by the Company’s senior management;

(iv)

customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary, or any customary restriction on the ability of a Restricted Subsidiary to dividend, distribute or otherwise transfer any asset which secures Indebtedness secured by a Lien, in each case permitted to be Incurred under this Indenture;

(v)

any instrument governing Acquired Indebtedness not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(vi)

restrictions with respect to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary; provided that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary being sold (and in the case of Capital Stock, its Subsidiaries);

(vii)	customary restrictions imposed on the transfer of copyrighted or patented materials;

(viii)

an agreement governing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clause (iii) or (v) of this Section 3.15(b); provided that such Refinancing agreement is not materially more restrictive with respect to such encumbrances or restrictions than those contained in the agreement referred to in such clause (iii) or (v) as determined in good faith by the Company’s senior management;

(ix)	Liens permitted to be Incurred pursuant to the provisions of the covenant described under Section 3.17 that limit the right of any person to transfer the assets subject to such Liens;

(x)

Purchase Money Indebtedness for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (iii) of this Section 3.15(b) above on the property so acquired;

(xi)

restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business not materially more restrictive than those existing on the Issue Date as determined in good faith by the Company’s senior management;

(xii)	customary provisions in joint venture agreements relating to dividends or other distributions in respect of such joint venture or the securities, assets or revenues of such joint venture;

(xiii)

restrictions in Indebtedness Incurred by a Restricted Subsidiary in compliance with the covenant described under Section 3.9; provided that such restrictions (A) are not materially more restrictive with respect to such encumbrances and restrictions than those such Restricted Subsidiary was subject to in agreements related to obligations referenced in clause (iii) above as determined in good faith by the Company’s senior management or (B) constitute financial covenants or similar restrictions that limit the ability to pay dividends or make distributions upon the occurrence or continuance of a default or event of default or that would result in a default or event of default under such Indebtedness upon the declaration or payment of dividends or other distributions; and

(xiv)

net worth provisions in leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business not materially more restrictive than those existing on the Issue Date as determined in good faith by the Company’s senior management.

Section 3.16 Limitation on Layered Indebtedness. The Company shall not, and shall not permit the Issuer or any other Note Guarantor to, directly or indirectly, Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness, unless such Indebtedness is expressly subordinate in right of payment to the Notes or, in the case of a Note Guarantor, its Note Guarantee, to the same extent, on the same terms and for so long (except as a result of the provisions of the Intercreditor Agreement applicable to Financing Agreement Indebtedness and any refinancing thereof) as such Indebtedness is subordinate to such other Indebtedness.

Section 3.17 Limitation on Liens. The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, incur, grant, assume or suffer to exist any Liens of any kind (except for Permitted Liens) (a) against or upon any of their respective properties or assets, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, to secure any Indebtedness or trade payables or (b) deemed to exist in respect of Capitalized Lease Obligations (including any Capitalized Lease Obligations in respect of Sale and Leaseback Transactions), in each case unless contemporaneously therewith effective provision is made:

(i)	in the case of any Restricted Subsidiary that is not a Note Guarantor, to secure the Notes and all other amounts due under this Indenture; and

(ii)	in the case of a Note Guarantor, to secure such Note Guarantor’s Note Guarantee of the Notes and all other amounts due under this Indenture,

in each case, equally and ratably with such Indebtedness or other obligation (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee, as the case may be, prior to such Indebtedness or other obligation) with a Lien on the same properties and assets securing such Indebtedness or other obligation for so long as such Indebtedness or other obligation is secured by such Lien.

Section 3.18 Limitation on Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (each an “Affiliate Transaction”), unless the terms of such Affiliate Transaction are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company;

(b) The provisions of Section 3.18(a) above shall not apply to:

(i)	Affiliate Transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries;

(ii)

reasonable fees and compensation paid to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company’s Board of Directors or, to the extent consistent with past practice, senior management;

(iii)

Affiliate Transactions undertaken pursuant to any contractual obligations or rights in existence on the Issue Date (as in effect on the Issue Date with modifications, extensions and replacements thereof not materially adverse to the Company and its Restricted Subsidiaries) as determined in good faith by the Company’s senior management;

(iv)	any Restricted Payments in compliance with Section 3.11;

(v)

payments and issuances of Qualified Capital Stock to any officers, directors and employees of the Company or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other stock subscription or shareholder agreement, and any employment agreements, stock option plans or other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such officers, directors or employees that are, in each case, approved in good faith by the Board of Directors or, to the extent consistent with past practice, senior management of the Company;

(vi)

loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business in amounts consistent with the past practice of the Company or such Restricted Subsidiary; and

(vii)	loans made by the Company or any Restricted Subsidiary to employees or directors in an aggregate amount not to exceed U.S.$15 million (or its equivalent in another currency) at any time outstanding.

Section 3.19 Conduct of Business. The Company and its Restricted Subsidiaries shall not engage in any business other than a Permitted Business.

Section 3.20 Reports to Holders.

(a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes remain outstanding, the Company shall:

(i)	provide the Trustee and the Holders with:

(A)

annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or such successor form) within the time period required under the rules of the Commission for the filing of Form 20-F (or any successor form) by “foreign private issuers” (as defined in Rule 3b-4 of the Exchange Act (or any successor rule));

(B)

reports on Form 6-K (or any successor form) including, whether or not required, unaudited quarterly financial statements (which shall include at least a balance sheet, income statement and cash flow statement) including a discussion of financial condition and results of operations of the Company in accordance with past practice, within 45 days after the end of each of the first three fiscal quarters of each fiscal year;

(C)	such other reports on Form 6-K (or any successor form) promptly from time to time after the occurrence of an event that would be required to be reported on a Form 6-K (or any successor form); and

(D)

in case the Company continues to apply Mexican Financial Reporting Standards as in effect on September 30, 2009 for purposes of calculations under this Indenture (and not for purposes of the financial statements provided pursuant to (A) and (B)

above), no later than when due under (A) and (B), respectively, (1) a description of the differences between accounting principles in the financial statements provided pursuant to (A) or (B) above and used for calculations under this Indenture and (2) a quantitative reconciliation provided, however, that such description and reconciliation shall only be provided to the extent material to the calculation of any amounts under this Indenture; and

(ii)

file with the Commission, to the extent permitted, the information, documents and reports referred to in clause (i) within the periods specified for such filings under the Exchange Act (whether or not applicable to the Company).

(b) In addition, at any time when the Company is not subject to or is not current in its reporting obligations under clause (ii) of Section 3.20(a), the Company shall make available, upon request, to any Holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act. So long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF market, the Company shall make available the information specified in Section 3.20(a) at the specified office of the Paying Agent for the Notes in Luxembourg.

(c) Notwithstanding anything in this Indenture to the contrary, the Company shall not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (iv) of Section 6.1(a) or for any other purpose hereunder until 75 days after the date any report hereunder is due.

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 3.21 Listing.

(a) In the event that the Notes are listed on Euro MTF, the alternative market of the Luxembourg Stock Exchange, the Issuer shall use its best efforts to maintain such listing; provided that if, as a result of the European Union regulated market amended Directive 2001/34/EC (the “Transparency Directive”) or any legislation implementing the Transparency Directive the Issuer could be required to publish financial information either more regularly than it otherwise would be required to or according to accounting principles which are materially different from the accounting principles which the Issuer would otherwise use to prepare its published financial information, the Issuer may delist the Notes from the Euro MTF in accordance with the rules of the Luxembourg Stock Exchange and seek an alternative admission to listing, trading and/or quotation for the Note on a different section of the Luxembourg Stock Exchange or by such other listing authority, stock exchange and/or quotation system inside or outside the European Union as the Issuer may reasonably decide.

(b) From and after the date the Notes are listed on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, and so long as it is required by the rules of such exchange, all notices to the Holders shall be published in English in accordance with Section 12.1(b).

Section 3.22 Payment of Additional Amounts.

(a) All payments made by the Issuer or the Note Guarantors under, or with respect to, the Notes shall be made free and clear of, and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) imposed or levied by or on behalf of any government or jurisdiction (a “Taxing Jurisdiction”) unless the Issuer or such Note Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.

(b) If the Issuer or any Note Guarantor is so required to withhold or deduct any amount for, or on account of, such Taxes from any payment made under or with respect to the Notes, the Issuer or such Note Guarantor, as the case may be, shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction shall not be less than the amount such Holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(i)

any Taxes imposed solely because at any time there is or was a connection between the Holder and a Taxing Jurisdiction (other than the mere purchase of the Notes, or receipt of a payment or the ownership or holding of a Note),

(ii)	any estate, inheritance, gift, sales, transfer, personal property or similar Tax imposed with respect to the Notes,

(iii)

any Taxes imposed solely because the Holder or any other person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with a Taxing Jurisdiction of the Holder or any beneficial owner of the Note if compliance is required by the applicable law of the Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and we have given the Holders at least 30 days’ notice that Holders shall be required to provide such information and identification,

(iv)	any Taxes payable otherwise than by deduction or withholding from payments on the Notes,

(v)	any Taxes with respect to such Note presented for payment more than 30 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holders of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 30 day period, and

(vi)

any payment on the Note to a Holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the Note.

(c) The obligations in Section 3.22(a) and Section 3.22(b) shall survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor to the Issuer or any Note Guarantor, as the case may be. The Issuer or such Note Guarantor, as applicable, shall (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant Taxing Jurisdiction in accordance with applicable law. The Issuer or such Note Guarantor, as applicable, shall use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Jurisdiction imposing such Taxes and shall furnish such certified copies to the Trustee within 30 days after the date the payment of any Taxes so deducted or so withheld is due pursuant to applicable law or, if such tax receipts are not reasonably available to the Issuer, furnish such other documentation that provides reasonable evidence of such payment by the Issuer.

(d) In addition, clause (iii) of Section 3.22(b) does not require that any person, including any non-Mexican pension fund, retirement fund or financial institution, register with the Ministry of Finance and Public Credit to establish eligibility for an exemption from, or a reduction of, Mexican withholding tax.

(e) Any reference in this Indenture, any supplemental indenture or the Notes to principal, premium, interest or any other amount payable in respect of the Notes by the Issuer shall be deemed also to refer to any Additional Amount that may be payable with respect to that amount under the obligations referred to in this subsection.

(f) In the event that Additional Amounts actually paid with respect to the Notes pursuant to this Section 3.22 are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and as a result thereof such Holder is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, and without any further action, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to us. However, by making such assignment, the Holder makes no representation or warranty that we shall be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

Section 3.23 Suspension of Covenants.

(a) During any period of time that (i) the Notes have Investment Grade Ratings from two of the Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and its Restricted Subsidiaries shall not be subject to the provisions of this Indenture described under Sections 3.9, 3.10, 3.11, 3.12, 3.13, 3.14(b), 3.15, 3.16, 3.18, 3.19, 4.1(a)(ii) and 4.1(b)(ii) (collectively, the “Suspended Covenants”).

(b) No Subsidiary that is a Restricted Subsidiary on the date of the occurrence of a Covenant Suspension Event (the “Suspension Date”) may be redesignated as an Unrestricted Subsidiary during the Suspension Period.

(c) The Additional Note Guarantors shall be released from their obligation to guarantee the Notes.

(d) In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the Notes do not have Investment Grade Ratings from at least two of the Rating Agencies, then the Company and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants and the Notes will again be guaranteed by the Additional Note Guarantors (unless, solely with respect to any Additional Note Guarantors, the conditions for release as described under Section 10.2 are otherwise satisfied during the Suspension Period). The Issuer shall cause such Additional Note Guarantor shall promptly executed and deliver to the Trustee a supplemental indenture hereto in form and substance reasonably satisfactory to the Trustee in accordance with the provisions of Article IX, evidencing that such Additional Note Guarantor’s guarantee on substantially the terms set forth in Article X. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Covenants and the guarantees by the Additional Note Guarantors may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

(e) On the Reversion Date, all Indebtedness Incurred during the Suspension Period shall be classified to have been Incurred pursuant to the Section 3.9(a) or Section 3.9(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 3.9(a) or 3.9(b), such Indebtedness shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (iv) of Section 3.9(b). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 3.11 shall be made as though Section 3.11 had been in effect since the Issue Date and throughout the Suspension Period. The Issuer will give the Trustee written notice of any Covenant Suspension Event and in any event not later than five (5) Business Days after such Covenant Suspension Event has occurred. In the absence of such notice, the Trustee shall assume the Suspended Covenants apply and are in full force and effect. The Issuer will give the Trustee written notice of any occurrence of a Reversion Date not later than five (5) Business Days after such Reversion Date. After any such notice of the occurrence of a Reversion Date, the Trustee shall assume the Suspended Covenants apply and are in full force and effect. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 3.11(a).

ARTICLE IV

SUCCESSOR COMPANY

Section 4.1 Merger, Consolidation and Sale of Assets.

(a) The Issuer shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Issuer is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Issuer’s properties and assets, to any Person unless:

(i)	either:

(A)	the Issuer shall be the surviving or continuing corporation, or

(B)

the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Issuer substantially as an entirety (the “Successor Issuer”):

(1)

shall be a corporation organized and validly existing under the laws of Mexico, the United States of America, any State thereof or the District of Columbia, Canada, France, Belgium, Germany, Italy, Luxembourg, the Netherlands, Portugal, Spain, Switzerland or the United Kingdom, or any political subdivision thereof (the “Permitted Merger Jurisdictions”); and

(2)

shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance and observance of every covenant of the Notes and this Indenture on the part of the Issuer to be performed or observed and provide the Trustee with an Officer’s Certificate and Opinion of Counsel, and such transaction is otherwise in compliance with this Indenture;

(ii)

immediately after giving effect to such transaction and the assumption contemplated by clause (i)(B)(2) of this Section 4.1(a) (including giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred or discharged in connection with or in respect of such transaction):

(A)	the Company shall have a Consolidated Fixed Charge Coverage Ratio that shall be not less than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; or

(B)	the Issuer or such Successor Issuer, as the case may be, shall be able to Incur at least U.S.$1.00 of additional Indebtedness pursuant to Section 3.9(a);

(iii)

immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(B)(2) of this Section 4.1(a) (including, without limitation, giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred or discharged and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing;

(iv)

in the case of a transaction resulting in a Successor Issuer, each Note Guarantor has confirmed by supplemental indenture that its Note Guarantee shall apply for Obligations of the Successor Issuer in respect of this Indenture and the Notes; and

(v)

if the Issuer merges with a corporation, or the Successor Issuer is, organized under the laws of any of the Permitted Merger Jurisdictions, the Issuer or the Successor Issuer shall have delivered to the Trustee an Opinion of Counsel that, as applicable:

(A)

the Holders of the Notes shall not recognize income, gain or loss for the purposes of the income tax laws of the United States or the applicable Permitted Merger Jurisdiction as a result of the transaction and shall be taxed in the Holder’s home jurisdiction in the same manner and on the same amounts (assuming solely for this purpose that no Additional Amounts are regarded to be paid on the Notes) and at the same times as would have been the case if the transaction had not occurred;

(B)	any payment of interest or principal under or relating to the Notes or any Guarantees shall be paid in compliance with any requirements under Section 3.22; and

(C)

no other taxes on income, including capital gains, shall be payable by Holders of the Notes under the laws of the United States or the applicable Permitted Merger Jurisdiction relating to the acquisition, ownership or disposition of the Notes, including the receipt of interest or principal thereon; provided that the Holder does not use or hold, and is not deemed to use or hold the Notes in carrying on a business in the United States or the applicable Permitted Merger Jurisdiction.

The provisions of clauses (ii) and (iii) of this Section 4.1(a) will not apply to:

(x)	any transfer of the properties or assets of the Company or a Restricted Subsidiary to the Issuer;

(y)	any merger of the Company or a Restricted Subsidiary into the Issuer; or

(z)	any merger of the Issuer into the Company or a Wholly Owned Subsidiary of the Company.

For purposes of this Section 4.1, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Issuer, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company (determined on a consolidated basis for the Issuer and its Restricted Subsidiaries), shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

The Successor Issuer will succeed to, and be substituted for, such Issuer under this Indenture and the Notes, as applicable. For the avoidance of doubt, compliance with this Section 4.1 will not affect the obligations of the Issuer (including a Successor Issuer, if applicable) under Section 3.8 if applicable.

(b) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), to any Person unless:

(i)	either:

(A)	the Company shall be the surviving or continuing corporation, or

(B)

the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and the Restricted Subsidiaries substantially as an entirety (the “Successor Company”):

(1)	shall be a corporation organized and validly existing under the laws of a Permitted Merger Jurisdictions; and

(2)

shall expressly assume all of the Obligations of the Company under this Indenture, the Notes and the Company’s Note Guarantee by executing a supplemental indenture and provide the Trustee with an Officer’s Certificate and Opinion of Counsel, and such transaction is otherwise in compliance this Indenture;

(ii)

immediately after giving effect to such transaction and the assumption contemplated by clause (i)(B)(2) of this Section 4.1(b) (including giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred or discharged in connection with or in respect of such transaction), the Company or such Successor Company, as the case may be:

(A)	will have a Consolidated Fixed Charge Coverage Ratio that will be not less than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; or

(B)	will be able to Incur at least U.S.$1.00 of additional Indebtedness pursuant to Section 3.9(a); and

(iii)

immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(B)(2) of this Section 4.1(b) (including, without limitation, giving effect on a pro forma basis to any Indebtedness, including any Acquired Indebtedness, Incurred or anticipated to be Incurred or discharged and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing.

The provisions of clauses (ii) and (iii) of this Section 4.1(b) shall not apply to:

(x)	any transfer of the properties or assets of a Restricted Subsidiary to the Company or a Note Guarantor;

(y)	any merger of a Restricted Subsidiary into the Company or a Note Guarantor; or

(z)	any merger of the Company into another Note Guarantor or a Wholly Owned Subsidiary of the Company.

The Successor Company shall succeed to, and be substituted for such Company under this Indenture, the Notes and/or the Note Guarantee, as applicable.

(c) Each Note Guarantor other than the Company shall not, and the Company shall not cause or permit any such Note Guarantor to, consolidate with or merge into, or sell or dispose of all or substantially all of its assets to, any Person (other than the Issuer) that is not a Note Guarantor unless:

(i)

such Person (if such Person is the surviving entity) (the “Successor Guarantor”) assumes all of the obligations of such Note Guarantor in respect of its Note Guarantee by executing a supplemental indenture and providing the Trustee with an Officer’s Certificate and Opinion of Counsel, and stating that such transaction is otherwise in compliance with this Indenture;

(ii)	such Note Guarantee is to be released as provided under Section 10.2(b); or

(iii)	such sale or other disposition of substantially all of such Note Guarantor’s assets is made in accordance with Section 3.12.

Subject to certain limitations described in this Indenture, the Successor Guarantor will succeed to, and be substitute for, such Note Guarantor under this Indenture and such Note Guarantor’s Note Guarantee. The provisions of clauses (i), (ii) and (iii) of this Section 4.1(c) will not apply to:

(x)	any transfer of the properties or assets of a Note Guarantor to the Issuer or another Note Guarantor;

(y)	any merger of a Note Guarantor into the Issuer or another Note Guarantor; or

(z)	any merger of a Note Guarantor into a Wholly Owned Subsidiary of the Company.

ARTICLE V

OPTIONAL REDEMPTION OF NOTES

Section 5.1 Optional Redemption. The Issuer may redeem the Notes, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in the Form of Note in Exhibit A.

Section 5.2 [Reserved].

Section 5.3 Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 5.1 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth: (a) the redemption date, (b) the principal amount of Notes to be redeemed, (c) the ISIN numbers of such Notes and (d) the redemption price.

Section 5.4 Notice of Redemption.

(a) The Issuer shall prepare and mail or cause to be mailed a notice of redemption, in the manner provided for in Section 12.1, not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

(b) All notices of redemption shall state:

(i)	the Redemption Date,

(ii)	the redemption price and the amount of any accrued interest payable as provided in Section 5.7,

(iii)	whether or not the Issuer is redeeming all Outstanding Notes,

(iv)

if the Issuer is not redeeming all Outstanding Notes, the aggregate principal amount of Notes that the Issuer is redeeming and the aggregate principal amount of Notes that will be Outstanding after the partial redemption, as well as the identification of the particular Notes, or portions of the particular Notes, that the Issuer is redeeming,

(v)

if the Issuer is redeeming only part of a Note, the notice that relates to that Note shall state that on and after the Redemption Date, upon surrender of that Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed,

(vi)

that on the Redemption Date the redemption price and any accrued interest payable to the Redemption Date as provided in Section 5.7 will become due and payable in respect of each Note, or the portion of each Note, to be redeemed, and, unless the Issuer defaults in making the redemption payment, that interest on each Note, or the portion of each Note, to be redeemed, will cease to accrue on and after the Redemption Date,

(vii)	the place or places where a Holder must surrender Notes for payment of the redemption price and any accrued interest payable on the Redemption Date, and

(viii)	the ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such ISIN number.

(c) At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s names and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding Section 5.4(b).

Section 5.5 Selection of Notes to Be Redeemed in Part.

(a) If the Issuer is not redeeming all Outstanding Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by any other method as the Trustee shall deem fair and appropriate; provided, however, that if a partial redemption is made with the proceeds of a Equity Offering, selection of the Notes, or portions of the Notes, for redemption shall be made by the Trustee only on a pro rata basis, or on as nearly a pro rata basis as is practicable (subject to the procedures of Euroclear or Clearstream), unless the method is otherwise prohibited. The Trustee shall make the selection from the Outstanding Notes not previously called for redemption. The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount of the Notes to be redeemed. In the event of a partial redemption by lot, the Trustee shall select the particular Notes to be redeemed not less than 30 nor more than 60 days prior to the relevant Redemption Date from the Outstanding Notes not previously called for redemption. No Notes of €50,000 principal amount or less shall be redeemed in part. The Trustee may select for redemption portions with minimum denominations of €50,000 or any integral multiple of €1,000 in excess thereof.

(b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.

Section 5.6 Deposit of Redemption Price. On or prior to 10 A.M. on the Business Day prior to the relevant Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer or a Note Guarantor is acting as the Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes that the Issuer is redeeming on that date.

Section 5.7 Notes Payable on Redemption Date. If the Issuer, or the Trustee on behalf of the Issuer, gives notice of redemption in accordance with this Article V, the Notes, or the portions of Notes, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the Issuer shall default in the payment of the redemption price and accrued interest) the Notes or the portions of Notes shall cease to bear interest. Upon surrender of any Note for redemption in accordance with the notice, the Issuer shall pay the Notes at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). If the Issuer shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 5.8 Unredeemed Portions of Partially Redeemed Note. Upon surrender of a Note that is to be redeemed in part, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of the Note, at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered, provided that each new Note will be in a principal amount of €50,000 or integral multiple of €1,000.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1 Events of Default.

(a) Each of the following is an “Event of Default”:

(i)

default in the payment when due of the principal of or premium, if any, on any Notes, including the failure to make a required payment to purchase Notes tendered pursuant to an optional redemption, a Change of Control Offer or an Asset Sale Offer;

(ii)	default for 30 days or more in the payment when due of interest or Additional Amounts on any Notes;

(iii)	the failure to perform or comply with any of the provisions described under Article IV;

(iv)

the failure by the Company or any Restricted Subsidiary to comply with, or in the case of non-guarantor Restricted Subsidiaries, to perform according to, any other covenant or agreement contained in this Indenture or in the Notes for 45 days or more after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;

(v)	default by the Company or any Restricted Subsidiary under any Indebtedness which:

(A)

is caused by a failure to pay principal of or premium, if any, when due or interest on such Indebtedness prior to the later of the expiration of any applicable grace period provided in such Indebtedness on the date of such default or five days past when due; or

(B)	results in the acceleration of such Indebtedness prior to its stated maturity;

and the principal or accreted amount of Indebtedness covered by clauses (v)(A) or (v)(B) of this Section 6.1(a) at the relevant time, aggregates U.S.$50 million or more;

(vi)

failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments against any of them, aggregating U.S.$50 million or more, which judgment(s) are not paid, discharged or stayed for a period of 60 days or more;

(vii)	a Bankruptcy Event of Default; or

(viii)

except as permitted herein, any Note Guarantee is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or any Note Guarantor, or any Person acting on behalf of any Note Guarantor, denies or disaffirms such Note Guarantor’s obligations under its Note Guarantee.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(b) The Company shall deliver within 30 days to the Trustee written notice of any event which would constitute a Default or Event of Default, their status and what action the Company is taking or proposes to take in respect thereof.

Section 6.2 Acceleration.

(a) If an Event of Default (other than an Event of Default specified in clause (vii) of Section 6.1(a) above with respect to the Issuer or the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of Outstanding Notes may declare the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Notes to be immediately due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration.” If an Event of Default specified in clause (vii) of Section 6.1(a) above occurs with respect to the Company, then the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(i)	if the rescission would not conflict with any judgment or decree;

(ii)	if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

(iii)

to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(iv)	if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

Section 6.3 Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.4 Waiver of Past Defaults. Subject to Section 6.2, the Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Notes.

Section 6.5 Control by Majority. The Holders of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Subject to Section 7.1 and Section 7.2, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.6 Limitation on Suits.

(a) No Holder of any Notes shall have any right to institute any proceeding with respect hereto or for any remedy hereunder, unless:

(i)	such Holder gives to the Trustee written notice of a continuing Event of Default;

(ii)	Holders of at least 25% in principal amount of the then Outstanding Notes make a written request to pursue the remedy;

(iii)	such Holders of the Notes provide to the Trustee indemnity satisfactory to it;

(iv)	the Trustee does not comply within 60 days; and

(v)

during such 60 day period the Holders of a majority in principal amount of the Outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request;

provided that a Holder of a Note may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal or interest on the Notes held by such Holder, on or after the respective due dates, Redemption Dates or repurchase date expressed in this Indenture or the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8 Collection Suit by Trustee. If an Event of Default specified in clause (i) and (ii) of Section 6.1(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and each Note Guarantor for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 7.7.

Section 6.9 Trustee May File Proofs of Claim, etc.

(a) The Trustee may (irrespective of whether the principal of the Notes is then due):

(i)

file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company, any Note Guarantor or any Subsidiary of the Company or their respective creditors or properties; and

(ii)	collect and receive any monies or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.

Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.7.

(b) Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.7;

SECOND: if the Holders proceed against the Company directly without the Trustee in accordance with this Indenture, to Holders for their collection costs;

THIRD: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

FOURTH: to the Company or, to the extent the Trustee collects any amount pursuant to Article X hereof from any Note Guarantor, to such Note Guarantor, or to such party as a court of competent jurisdiction shall direct.

The Trustee may, upon notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of Outstanding Notes.

ARTICLE VII

TRUSTEE

Section 7.1 Duties of Trustee.

(a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of a Default or an Event of Default:

(i)

the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)	this clause (c) does not limit the effect of clause (b) of this Section 7.1;

(ii)	the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.4 or 6.5.

(d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII.

(h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.2 Rights of Trustee.

Subject to Section 7.1:

(a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting at the direction of the Issuer or any Note Guarantor, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) If the Trustee shall determine, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless an Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(k) In no event shall the Trustee be liable, directly or indirectly, for any special, indirect or consequential damages, even if the Trustee has been advised of the possibility of such damages.

(l) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.

(m) The Trustee shall at no time have any responsibility or liability for or in respect to the legality, validity or enforceability of any Collateral or any arrangement or agreement between the Issuer or the Company and any other Person with respect thereto, or the perfection or priority of any security interest created in any of the Collateral or maintenance of any perfection and priority, or for or with respect to the sufficiency of the Collateral following an Event of Default.

Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Note Guarantors or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Paying Agent, Transfer Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.

Section 7.4 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of principal or interest on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.6 [Reserved].

Section 7.7 Compensation and Indemnity.

(a) The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the review, negotiation, execution and delivery of this Indenture or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.

(b) The Issuer and each Note Guarantor shall jointly and severally indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without negligence, willful misconduct or bad faith on its part in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Issuer, any Note Guarantor or otherwise). The Trustee shall notify the Issuer and each Note Guarantor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer or any Note Guarantor shall not relieve the Issuer or any Note Guarantor of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided that the Issuer shall not be required to pay such fees and expenses if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Issuer and the Trustee in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

(c) To secure the Issuer’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Issuer.

(d) The Issuer’s payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Bankruptcy Event of Default, the expenses are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee’s rights as set forth in this Section 7.7 or Section 6.10.

Section 7.8 Replacement of Trustee.

(a) The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee reasonably acceptable to the Issuer. The Issuer shall remove the Trustee if:

(i)	the Trustee fails to comply with Section 7.10;

(ii)	the Trustee is adjudged bankrupt or insolvent;

(iii)	a receiver or other public officer takes charge of the Trustee or its property; or

(iv)	the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in principal amount of the Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7(c).

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Notes may petition, at the Issuer’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9 Successor Trustee by Merger.

(a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

(b) In case at the time such successor or successors to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates of authentication and such delivery shall be valid for purposes of this Indenture.

Section 7.10 Eligibility; Disqualification. The Trustee shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, together with parent, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section 7.11 [Reserved].

Section 7.12 [Reserved].

Section 7.13 Authorization and Instruction of the Trustee With Respect to the Collateral. Each Holder and the Issuer authorize and instruct the Trustee (a) to enter into (or cause an agent or grant such powers of attorney to enter into), on its own behalf and on behalf of the Holders of Notes, such documents (the “Security Documents”) as are necessary or desirable (which shall be evidenced by a written instruction from the Company satisfactory to the Trustee) in order to create and maintain the security interest of the Trustee and the Holders of Notes in the Collateral as may from time to time be provided to equally and ratably secure the Notes, (b) to grant such powers of attorney and to do or cause to be done all such acts and things, on its own behalf and in the name and on behalf of the Holders of Notes, as are necessary or desirable (which shall be evidenced by a written instruction from the Company satisfactory to the Trustee) to create and maintain the security interest of the Trustee and the Holders of Notes in such Collateral, (c) to appoint the Security Agent to serve as direct representative of the Trustee and the Holders of Notes in connection with the creation and maintenance of the security interest of the Trustee and the Holders of Notes in such Collateral, (d) to accept the security interest in the Collateral on behalf of each Holder, and (e) to grant powers in favor of an attorney to execute an accession public deed before a Spanish notary public accepting the security interest in the Collateral on behalf of the Holders of Notes. It is understood and acknowledged that in certain circumstances the Security Documents may be amended, modified or waived without the consent of the Trustee or the Holders of Notes. It is understood and acknowledged that the Security Agent, in addition to being appointed by and acting on behalf of the Trustee and the Holders of Notes, has also been appointed by and is acting on behalf of (and may in the future be appointed by and act on behalf of) other creditors of the Company and its Subsidiaries. The Trustee will not have the right to cause the Security Agent to foreclose on the Collateral upon the occurrence of an Event of Default in respect of the Notes. The Trustee shall at no time have any responsibility or liability for or in respect to the legality, validity or enforceability of any Collateral or any arrangement or agreement between the Issuer or the Company and any other Person with respect thereto, or the perfection or priority of any security interest created in any of the Collateral or maintenance of any perfection and priority, or for or with respect to the sufficiency of the Collateral following an Event of Default.

ARTICLE VIII

DEFEASANCE; DISCHARGE OF INDENTURE

Section 8.1 Legal Defeasance and Covenant Defeasance.

(a) The Issuer may, at its option, at any time, elect to have either Section 8.1(b) or (c) be applied to all Outstanding Notes upon compliance with the conditions set forth in Section 8.2.

(b) Upon the Issuer’s exercise under Section 8.1(a) of the option applicable to this clause (b), the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.2, be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date all of the conditions set forth in Section 8.2 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be Outstanding only for the purposes of Section 8.3 hereof and the other sections of this Indenture referred to in subclause (i) or (ii) of this clause (b), and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

(i)

the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 8.3, and as more fully set forth in Section 2.4 payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,

(ii)	the Issuer’s obligations with respect to such Notes under Article II and Section 3.2 hereof,

(iii)	the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith, and

(iv)	this Article VIII.

Subject to compliance with this Article VIII, the Issuer may exercise its option under this clause (b) notwithstanding the prior exercise of its option under Section 8.1(c) hereof.

(c) Upon the Issuer’s exercise under Section 8.1(a) hereof of the option applicable to this clause (c), the Issuer shall, subject to the satisfaction of the applicable conditions set forth in Section 8.2, be released from its obligations under Sections 3.4, 3.5, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.18, 3.19, 3.20, 3.21, 3.22, 3.23, 4.1(a) and 4.1(b) hereof with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under clause (iii) of Section 6.1(a) (solely with respect to any failure to perform under or comply with clause (ii) or (iii) of Section 4.1(a)), clause (iv) of Section 6.1(a) or clause (v) of Section 6.1(a) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 8.2 Conditions to Defeasance. The Company or, as applicable, the Issuer, may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

(a) the Issuer has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders cash in euros, certain European Government Obligations, or a combination thereof, in such amounts as will be sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (including Additional Amounts) on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(b) in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) and independent of the Issuer to the effect that:

(i)	the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii)	since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of the deposit pursuant to Section 8.2(a) (except any Default or Event of Default resulting from the failure to comply with Section 3.9 as a result of the borrowing of the funds required to effect such deposit);

(e) the Trustee has received an Officer’s Certificate stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(f) the Issuer has delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or any Subsidiary of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

(g) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel from counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) and independent of the Issuer, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(h) the Issuer has delivered to the Trustee an Opinion of Counsel from counsel reasonably acceptable to the Trustee and independent of the Issuer to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

Section 8.3 Application of Trust Money. The Trustee shall hold in trust euros or European Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited euros or European Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

Section 8.4 Repayment to Issuer.

(a) The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

(b) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal of, premium or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.

Section 8.5 Indemnity for European Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited European Government Obligations or the principal and interest received on such European Government Obligations.

Section 8.6 Reinstatement. If the Trustee or Paying Agent is unable to apply any euros or European Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such euros or European Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from euros or European Government Obligations held by the Trustee or Paying Agent.

Section 8.7 Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all Outstanding Notes when:

(a) either:

(i)

all the Notes theretofor authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofor been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation, or

(ii)

all Notes not theretofor delivered to the Trustee for cancellation have become due and payable, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee euros or European Government Obligations sufficient without reinvestment to pay and discharge the entire Indebtedness on the Notes not theretofor delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment;

(b) the Issuer has paid all other sums payable under this Indenture and the Notes by it; and

(c) the Issuer has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

ARTICLE IX

AMENDMENTS

Section 9.1 Without Consent of Holders.

(a) The Issuer, the Note Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees without notice to or consent of any Holder:

(i)	to cure any ambiguity, omission, defect or inconsistency;

(ii)	to comply with Article IV in respect of the assumption by a Successor Issuer of the obligations of the Issuer under the Notes and this Indenture;

(iii)

to provide for uncertificated Notes in addition to or in place of Certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(iv)	to add guarantees with respect to the Notes or to secure the Notes;

(v)	to add to the covenants of the Issuer or the Note Guarantors for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer or the Note Guarantors;

(vi)	to make any change that does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

(vii)

to conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the section “Description of Notes” in the Offering Memorandum to the extent that such provision in such “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes or Note Guarantees;

(viii)	to comply with the requirements of any applicable securities depositary;

(ix)

to provide for the issuance of Additional Notes as permitted by Section 2.2(c) and Section 2.14, which will have terms substantially identical to the other Outstanding Notes except as specified in Section 2.13, or Section 2.14, and which will be treated, together with any other Outstanding Notes, as a single issue of securities.

(b) After an amendment or supplement under this Section 9.1 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

Section 9.2 With Consent of Holders.

(a) The Issuer, the Note Guarantors and the Trustee may amend or supplement this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to Section 6.4, the Holder or Holders of a majority in aggregate principal amount of the Outstanding Notes may waive compliance by the Issuer and the Note Guarantors with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver may not:

(i)	reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)	reduce the rate of or change or have the effect of changing the time for payment of interest, including Defaulted Interest, on any Notes;

(iii)

reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

(iv)	make any Notes payable in money other than that stated in the Notes;

(v)

make any change in the provisions of this Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Outstanding Notes to waive Defaults or Events of Default;

(vi)

amend, change or modify in any material respect any obligations of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated;

(vii)

make any change in the provisions of this Indenture described under Section 3.22 that adversely affects the rights of any Holder or amend the terms of the Notes in a way that would result in a loss of exemption from Taxes; or

(viii)	make any change to the provisions of this Indenture or the Notes that adversely affect the ranking of the Notes.

(b) It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(c) After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment, supplement or waiver under this Section 9.2.

Section 9.3 [Reserved].

Section 9.4 Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder, except as otherwise provided in this Article IX. An amendment, supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.2.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

Section 9.5 Notation on or Exchange of Notes. If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note will execute and upon Issuer Order the Trustee will authenticate and make available for delivery a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

Section 9.6 Trustee to Sign Amendments and Supplements. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1 and Section 7.2) shall be fully protected in relying upon, in addition to the documents required by Section 12.4, an Opinion of Counsel and an Officer’s Certificate each stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that all conditions precedent to the execution of such amendment, supplement or waiver have been complied with.

ARTICLE X

NOTE GUARANTEES

Section 10.1 Note Guarantees.

(a) Each Note Guarantor hereby fully and unconditionally guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations (such guaranteed Obligations, the “Guaranteed Obligations”). Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and agrees to pay, in addition to the amounts stated in Section 10.1(f), any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing or exercising any rights under any Note Guarantee.

(b) In no event shall the Trustee or the Holders be obligated to take any action, obtain any judgment or file any claim prior to enforcing or exercising any rights under any Note Guarantee.

(c) Each Note Guarantor further agrees that its Note Guarantee constitutes an absolute and unconditional and continuing guarantee. Each Note Guarantor hereby waives, to the extent permitted by law:

(i)	any claim as to the legality, validity, regularity or enforceability of this Indenture, the Notes or any other agreement;

(ii)	any claim as to the lack of authority of the Issuer to execute or deliver this Indenture, the Notes or any other agreement;

(iii)	diligence, presentation to, demand of payment from and protest to the Issuer of any of the Obligations and notice of protest for nonpayment;

(iv)	the occurrence of any default or event of default under this Indenture, the Notes or any other agreement;

(v)	notice of any default or event of default under this Indenture, the Notes or any other agreement;

(vi)	the failure of the Trustee or any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement;

(vii)	any extension or renewal of the Obligations, this Indenture, the Notes or any other agreement;

(viii)	any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement;

(ix)	the existence of any bankruptcy, insolvency, reorganization or similar proceedings involving the Issuer;

(x)	any setoff, counterclaim, recoupment, termination or defense of any kind or nature which may be available to or asserted by any Note Guarantor or the Issuer against the Holders or the Trustee;

(xi)

any impairment, taking, furnishing, exchange or release of, or failure to perfect or obtain protection of any security interest in, any collateral securing this Indenture and the Notes and any right to require that any resort be had by the Trustee or any Holder to any such collateral;

(xii)	the failure of the Trustee or any Holder to exercise any right or remedy against any other Note Guarantor;

(xiii)	any change in the ownership of the Company ;

(xiv)	any change in the laws, rules or regulations of any jurisdiction;

(xv)

any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of the Issuer under this Indenture or the Notes or of any Note Guarantor under its Note Guarantee; and

(xvi)

any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of each Note Guarantor or would otherwise operate as a discharge of such Note Guarantor as a matter of law or equity.

(d) Each of the Note Guarantors further expressly waives irrevocably and unconditionally:

(i)

Any right it may have to first require any Holder to proceed against, initiate any actions before a court of law or any other judge or authority, or enforce any other rights or security or claim payment from the Issuer or any other Person (including any Note Guarantor or any other guarantor) before claiming from it under this Indenture;

(ii)

Any right to which it may be entitled to have the assets of the Company or any other Person (including any Note Guarantor or any other guarantor) first be used, applied or depleted as payment of the Issuer’s or the Note Guarantors’ obligations hereunder, prior to any amount being claimed from or paid by any of the Note Guarantors hereunder;

(iii)	Any right to which it may be entitled to have claims hereunder divided between the Note Guarantors;

(iv)

To the extent applicable, the benefits of orden, excusión, división, quita and espera and any right specified in articles 2814, 2815, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826, 2837, 2838, 2839, 2840, 2845, 2846, 2847 and any other related or applicable articles that are not explicitly set forth herein because of Note Guarantor’s knowledge thereof of the Código Civil Federal of Mexico, and the Código Civil of each State of the Mexican Republic and the Federal District of Mexico.

(e) The obligations assumed by each Note Guarantor hereunder shall not be affected by the absence of judicial request of payment by a Holder to the Company or by whether any such person takes timely action pursuant to articles 2848 and 2849 of the Código Civil Federal of Mexico and the Código Civil of each State of the Mexican Republic and the Federal District of Mexico and each Note Guarantor hereby expressly waives the provisions of such articles.

(f) The obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Note Guarantor or would otherwise operate as a discharge of such Note Guarantor as a matter of law or equity.

(g) Except as provided in Section 10.2, the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason other than payment of the Obligations in full.

(h) Each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

(i) In furtherance of the foregoing and not in limitation of any other right which the Trustee or any Holder has at law or in equity against each Note Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Note Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of:

(i)	the unpaid amount of such Obligations then due and owing; and

(ii)	accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law);

provided that any delay by the Trustee in giving such written demand shall in no event affect any Note Guarantor’s obligations under its Note Guarantee.

(j) Each Note Guarantor further agrees that, as between such Note Guarantor, on the one hand, and the Holders, on the other hand:

(i)	the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby; and

(ii)

in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Note Guarantor for the purposes of this Note Guarantee.

Section 10.2 Limitation on Liability; Termination, Release and Discharge.

(a) The obligations of each Note Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

(b) A Note Guarantor will be released and relieved of its obligations under its Note Guarantee in the event that:

(i)	with respect to any Note Guarantee other than the Company there is a Legal Defeasance of the Notes pursuant to Section 8.1 or Article VIII;

(ii)	there is a sale or other disposition of Capital Stock of such Note Guarantor following which such Note Guarantor is no longer a direct or indirect Subsidiary of the Company;

(iii)	such Note Guarantor is designated as an Unrestricted Subsidiary in accordance with Section 3.14;

(iv)

solely with respect to any Additional Note Guarantor, either (A) the Financing Agreement Indebtedness has been repaid in full and such Additional Note Guarantor is not a guarantor of the Indebtedness Incurred to refinance such Financing Agreement Indebtedness or (B) at least 85% of the outstanding Indebtedness of the Company and its Restricted Subsidiaries is not guaranteed by such Additional Note Guarantor; or

(v)

solely with respect to any Additional Note Guarantor, upon the occurrence of a Covenant Suspension Event until the occurrence of a Reversion Date at which time the guarantee of the Notes by such Additional Note Guarantor shall be reinstated unless such Additional Note Guarantor would have been released at any time during the Suspension Period pursuant to clause (i), (ii), (iii) or (iv) of this Section 10.2(b).

Section 10.3 Right of Contribution. Each Note Guarantor that makes a payment or distribution under a Note Guarantee will be entitled to a contribution from each other Note Guarantor in a pro rata amount, based on the net assets of each Note Guarantor determined in accordance with GAAP. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Note Guarantor to the Trustee and the Holders and each Note Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Note Guarantor hereunder.

Section 10.4 No Subrogation. Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full in cash or Cash Equivalents of all Obligations. If any amount shall be paid to any Note Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full in cash or Cash Equivalents, such amount shall be held by such Note Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Note Guarantor, and shall, forthwith upon receipt by such Note Guarantor, be turned over to the Trustee in the exact form received by such Note Guarantor (duly endorsed by such Note Guarantor to the Trustee, if required), to be applied against the Obligations.

ARTICLE XI

COLLATERAL

Section 11.1 The Collateral. Subject to Section 11.2, the Issuer and the Note Guarantors agree that the Notes will be at all times secured by a first-priority security interest in the Collateral on an equal and ratable basis with the Permitted Secured Obligations.

Section 11.2 Release of the Collateral.

(a) The Notes will cease to be secured by a security interest in the Collateral in accordance with the provisions of the Intercreditor Agreement.

(b) In addition to the Collateral release provisions set forth in the Intercreditor Agreement, the Notes will cease to be secured by a security interest on the Collateral upon:

(i)

(A) payment in full of the principal of, any accrued and unpaid interest on, the Notes and all other amounts or Obligations that are due and payable at or prior to the time such principal, accrued and unpaid interest, if any, are paid, (B) a satisfaction and discharge of this Indenture or (C) a Legal Defeasance or Covenant Defeasance pursuant to Article VIII; or

(ii)	a refinancing of the Financing Agreement Indebtedness in full as a result of which the Collateral does not secure Indebtedness Incurred to refinance such Financing Agreement Indebtedness.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Notices.

(a) Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Issuer and the Note Guarantors:

c/o CEMEX, S.A.B. de C.V.

Av. Ricardo Margáin Zozaya #325

Colonia Valle del Campestre

Garza García, Nuevo León

México 66265

Attention: Chief Financial Officer

Fax: +1 52 81 8888 4415

if to the Trustee:

The Bank of New York Mellon

101 Barclay Street – 4E

New York, NY 10286

Attention: International Corporate Trust

Fax: 212-815-5390 or 212-815-5366

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) From and after the date the Notes are admitted to listing on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF, a market of the Luxembourg Stock Exchange, and so long as it is required by the rules of such exchange, all notices to Holders of Notes shall be published in English:

(i)	in a leading newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort); or

(ii)

if such Luxembourg publication is not practicable, in one other leading English language newspaper being published on each day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions; or

(iii)	on the website of the Luxembourg Stock Exchange, (which is currently at www.bourse.lu).

(c) Notices shall be deemed to have been given on the date of publication as aforesaid in Section 12.1(b) or, if published on different dates, on the date of the first such publication. In addition, notices shall be mailed to Holders of Notes at their registered addresses.

(d) Subject to Section 7.1(c) and Section 7.2(a), the Trustee shall accept electronic transmissions; provided that (i) the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information and (ii) each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(e) Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the Note Register and shall be sufficiently given if so mailed within the time prescribed.

(f) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

(g) Any notice or communication delivered to the Company under the provisions herein shall constitute notice to the Note Guarantors.

Section 12.2 Communication by Holders with Other Holders. Holders may communicate with other Holders with respect to their rights under this Indenture (including the Note Guarantees) or the Notes.

Section 12.3 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.4 Statements Required in Certificate or Opinion. Each certificate or opinion, including an Opinion of Counsel or Officer’s Certificate, with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

Section 12.5 Rules by Trustee, Paying Agent, Transfer Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Paying Agent, Transfer Agent and the Registrar may make reasonable rules for their functions.

Section 12.6 Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City, Mexico, Madrid and Amsterdam. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 12.7 Governing Law, etc.

(a) THIS INDENTURE (INCLUDING EACH NOTE GUARANTEE) AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR EACH NOTE GUARANTEE OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

(b) Each of the parties hereto hereby:

(i)

agrees that any suit, action or proceeding against it arising out of or relating to this Indenture (including the Note Guarantees) or the Notes, as the case may be, may be instituted in any Federal or state court sitting in The City of New York and in the courts of its own corporate domicile, in respect of actions brought against it as a defendant,

(ii)	waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum, and any right to which it may be entitled, on account of place of residence or domicile,

(iii)	irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding,

(iv)

agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment, and

(v)	agrees that service of process by mail to the addresses specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

(c) The Note Guarantors (other than CEMEX Corp.) have appointed CEMEX NY Corporation, 590 Madison Avenue (41st floor), New York, NY, 10022 (U.S.A.) as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Notes which may be instituted in any state or federal court in The City of New York, New York. The Note Guarantors (other than CEMEX Corp.) hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Note Guarantors (other than CEMEX Corp.) agree to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Notes remain outstanding. The Note Guarantors (other than CEMEX Corp.) agree that the appointment of the Authorized Agent shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by the Note Guarantors (other than CEMEX Corp.) of a successor agent in The City of New York, New York as each of their authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Note Guarantors (other than CEMEX Corp.).

(d) To the extent that any of the Issuer and the Note Guarantors have or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Issuer and the Note Guarantors hereby irrevocably waive and agree not to plead or claim such immunity in respect of their obligations under this Indenture or the Notes.

(e) Nothing in this Section 12.7 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

Section 12.8 No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Issuer or any Note Guarantor shall not have any liability for any obligations of the Issuer or any Note Guarantor under the Notes or this Indenture or for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability.

Section 12.9 Successors. All agreements of the Issuer and any Note Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.10 Duplicate and Counterpart Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 12.11 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12 [Reserved].

Section 12.13 Currency Indemnity.

(a) The euro is the sole currency of account and payment for all sums payable by the Issuer and any Note Guarantor under or in connection with the Notes or this Indenture, including damages. Any amount received or recovered in currency other than euros in respect of the Notes (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer, a Note Guarantor or any Subsidiary of the Issuer or otherwise) by any Holder of the Notes in respect of any sum expressed to be due to it from the Company or any Note Guarantor shall only constitute a discharge of them under the Notes and this Indenture only to the extent of the euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that euro amount is less than the euro amount expressed to be due to the recipient under the Notes or this Indenture, the Issuer and the Note Guarantors shall jointly and severally indemnify and hold harmless the recipient against any loss or cost sustained by it in making any such purchase. For the purposes of this Section 12.13, it will be sufficient for the Holder of a Note to certify that it would have suffered a loss had an actual purchase of euro been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of euro on such date had not been practicable, on the first date on which it would have been practicable).

(b) The indemnities of the Issuer and the Note Guarantors contained in this Section 12.13, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Issuer and the Note Guarantors under this Indenture and the Notes; (ii) shall give rise to a separate and independent cause of action against the Issuer and the Note Guarantors; (iii) shall apply irrespective of any waiver granted by any Holder of the Notes or the Trustee from time to time; and (iv) shall continue in full force and effect notwithstanding any other judgment, order, claim or proof of claim for a liquidated amount in respect of any sum due under the Notes or this Indenture or any other judgment or order.

Section 12.14 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.15 USA Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The parties to this Agreement agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CEMEX Finance LLC, as Issuer

By:	/s/ Hector Medina
Name: Hector Medina
Title: Attorney-in-Fact

CEMEX, S.A.B. de C.V., as Note
Guarantor

By:	/s/ Hector Medina
Name: Hector Medina
Title: Attorney-in-Fact

CEMEX México, S.A. de C.V., as
Note Guarantor

By:	/s/ Rodrigo Treviño
Name: Rodrigo Treviño
Title: Attorney-in-Fact

Empresas Tolteca de México, S.A. de C.V., as Note Guarantor

By:	/s/ Rodrigo Treviño
Name: Rodrigo Treviño
Title: Attorney-in-Fact

CEMEX Concretos, S.A. de C.V., as Note Guarantor

By:	/s/ Rodrigo Treviño
Name: Rodrigo Treviño
Title: Attorney-in-Fact

New Sunward Holding B.V., as
Note Guarantor

By:	/s/ Humberto Lozano
Name: Humberto Lozano
Title: Attorney-in-Fact

CEMEX España, S.A., as Note
Guarantor

By:	/s/ Humberto Lozano
Name: Humberto Lozano
Title: Attorney-in-Fact

CEMEX Corp., as Note Guarantor

By:	/s/ Humberto Lozano
Name: Humberto Lozano
Title: Attorney-in-Fact

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Joanne Adamis
Name: Joanne Adamis
Title: Vice President

Solely for the purposes of accepting the appointment of London Paying Agent and London Transfer Agent, together with the rights, protections and immunities granted to the Trustee under Article VII, which shall apply mutatis mutandis to the London Paying Agent,

THE BANK OF NEW YORK MELLON, acting out of its London office, as London Paying Agent and London Transfer Agent

By:	/s/ Joanne Adamis
Name: Joanne Adamis
Title: Vice President

EXHIBIT A

FORM OF NOTE

[Include the following legend for Global Notes only:

“THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE COMMON DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”]

[Include the following legend on all Notes that are Restricted Notes:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO CEMEX FINANCE LLC, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.”]

[Include the following legend on all Regulation S Temporary Global Notes:

THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT. NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, DELIVERED OR EXCHANGED FOR AN INTEREST IN A PERMANENT GLOBAL NOTE OR OTHER NOTE EXCEPT UPON DELIVERY OF THE CERTIFICATIONS SPECIFIED IN THE INDENTURE.]

FORM OF FACE OF NOTE

9.625% Senior Secured Notes due 2017

No. [ ]	Principal Amount €[ ]

[If the Note is a Global Note include the following two lines:

as revised by the Schedule of Increases and

Decreases in Global Note attached hereto]

ISIN NO.                  1

CEMEX Finance LLC a Delaware limited liability company (together with its successors and assigns, the “Issuer”) promises to pay to [                                ], or registered assigns, the principal sum of [                                ] Dollars [If the Note is a Global Note, add the following, as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on December 14, 2017.

Interest Payment Dates: June 14 and December 14

Record Dates: June 1 and December 1

[1]	ISIN No. for Rule 144A Notes to be XS0473870607

ISIN No. for Regulation S Notes to be XS0473787884

Additional provisions of this Note are set forth on the other side of this Note.

CEMEX Finance LLC

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

The Bank of New York Mellon as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:	Date:
Authorized Signatory

FORM OF REVERSE SIDE OF NOTE

9.625% Senior Secured Notes due 2017

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Interest

CEMEX Finance LLC, a Delaware limited liability company (together with its successors and assigns, the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum shown above.

The Issuer will pay interest semiannually in arrears on each Interest Payment Date of each year commencing June 14, 2010; provided that if any such Interest Payment Date is not a Business Day, then such payment shall be made on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from December 14, 2009; provided that if there is no existing Default or Event of Default on the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date (but after December 14, 2009), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from December 14, 2009. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (“Defaulted Interest”), without regard to any applicable grace period, at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

All payments made by the Issuer in respect of the Notes will be made free and clear of and without deduction or withholding for or on account of any Taxes imposed or levied by or on behalf of any Taxing Authority, unless such withholding or deduction is required by law or by the interpretation or administration thereof. In that event, the Issuer will pay to each Holder of the Notes Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.

2.	Method of Payment

By at least 3:00 p.m. (London time) on the Business Day prior to the date on which any principal of or interest on any Note is due and payable, the Issuer shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Issuer will pay interest (except Defaulted Interest) on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date, except as provided in Section 2.13 with respect to Defaulted Interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in euros.

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Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by Euroclear or Clearstream. The Issuer will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each registered Holder thereof as set forth in the Note Register; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least €50,000,000 aggregate principal amount of Notes, by wire transfer to an account maintained by the payee if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Trustee, Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Issuer, any Note Guarantor or any of their respective Affiliates may act as Paying Agent, Registrar or co-Registrar.

4.	Indenture

The Company issued the Notes under an Indenture, dated as of December 14, 2009 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Note Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.

The Notes are general senior obligations, which are secured by a first priority security interest in the Collateral on an equal and ratable basis with the U.S.$ Notes and the other Permitted Secured Obligations, subject to the Collateral release provisions set forth in the Intercreditor Agreement. €350,000,000 in aggregate principal amount of Notes will be initially issued on the Issue Date. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Issuer may issue Additional Notes. All Notes will be treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things, the ability of the Issuer and its Restricted Subsidiaries to: Incur Indebtedness, make Restricted Payments, incur Liens, designate Unrestricted Subsidiaries, make Asset Sales, enter into transactions with Affiliates, or consolidate or merge or transfer or convey all or substantially all of the Issuer’s assets.

To guarantee the due and punctual payment of the principal of, premium and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, CEMEX, S.A.B. de C.V., CEMEX España, S.A., CEMEX México, S.A. de C.V., CEMEX Corp., Empresas Tolteca de México, S.A. de C.V., CEMEX Concretos, S.A. de C.V. and New Sunward Holding B.V. have unconditionally guaranteed, jointly and severally, such obligations pursuant to the terms of the Indenture. Each Note Guarantee will be subject to release as provided in the Indenture.

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The obligations of each Note Guarantor in respect of its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent conveyance, fraudulent transfer, or similar illegal transfer under federal or state law or the law of the jurisdiction or formation and incorporation of such Note Guarantors.

5.	Optional Redemption

Except as stated below, the Issuer may not redeem the Notes. The Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, on and after December 14, 2013, at the following redemption prices, expressed as percentages of the principal amount thereof, if redeemed during the twelve-month period commencing on December 14 of any year set forth below, plus any accrued and unpaid interest on the principal amount of the Notes to the date of redemption:

Year	Percentage

2013	104.81250%

2014	102.40625%

2015 and thereafter	100.00000%

provided, however, that the Issuer shall not have the right to exercise any such optional redemption at any time when the Issuer is prohibited from having such an option under the Financing Agreement.

Prior to December 14, 2013, the Issuer will have the right, at its option, to redeem any of the Notes, in whole or in part, at any time or from time to time prior to their maturity at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes and (2) the sum of the present value of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Bund Rate plus 50 basis points (the “Make-Whole Amount”), plus in each case any accrued and unpaid interest on the principal amount of the Notes to the date of redemption.

“Bund Rate” means, as of any redemption date, the yield to maturity as of such redemption date of the Comparable German Bund Issue with a constant maturity most nearly equal to the period from the redemption date to the Stated Maturity assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date.

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“Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to December 14, 2017; provided, however, that, if the period from such redemption date to December 14, 2017 is not equal to the fixed maturity of the German Bundesanleihe security selected by such Reference German Bund Dealer, the Bund Rate shall be determined by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of German Bundesanleihe securities for which such yields are given, except that if the period from such redemption date to December 14, 2017 is less than one year, a fixed maturity of one year shall be used.

“Comparable German Bund Price” means, with respect to any redemption date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of such quotations.

“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Issuer in good faith.

“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any redemption date, the average as determined by the Issuer in good faith of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany, time on the third Business Day preceding the redemption date.

Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to December 14, 2012 the Issuer may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem in the aggregate up to 35% of the aggregate principal amount of the Notes issued pursuant to the Indenture at a redemption price equal to 109.625% of the principal amount thereof plus any accrued and unpaid interest on the principal amount of the Notes to the date of redemption; provided, that:

•	after giving effect to any such redemption at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding; and

•	the Issuer shall make such redemption not more than 90 days after the consummation of such Equity Offering;

provided, however, that the Issuer shall not have the right to exercise any such optional redemption at any time when the Issuer is prohibited from exercising such an option under the Financing Agreement.

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“Equity Offering” means any public or private sale of Qualified Capital Stock after the Issue Date for cash other than issuances to any Subsidiary of the Company.

Optional Redemption for Changes in Withholding Taxes. If, as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction affecting taxation, or any amendment to or change in an official interpretation or application of such laws, rules or regulations that has a general effect, which amendment to or change of such laws, rules or regulations becomes effective on or after the Issue Date (which, in the case of a merger, consolidation or other transaction permitted and described under Article IV shall be treated for this purpose as the date of such transaction) we would be obligated, after taking all reasonable measures to avoid this requirement, to pay Additional Amounts in excess of those attributable to a withholding tax rate of 10% with respect to the Notes (see “Additional Amounts”), then, at our option, all, but not less than all, of the Notes may be redeemed at any time on giving not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the outstanding principal amount, plus any accrued and unpaid interest on the principal amount of the Notes to the date of redemption; provided, however, that (1) no notice of redemption for tax reasons may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay these Additional Amounts if a payment on the Notes were then due, and (2) at the time such notice of redemption is given such obligation to pay such Additional Amounts remains in effect; provided, further, however, that the Issuer shall not have the right to exercise any such optional redemption at any time when the Issuer is prohibited from having such an option under the Financing Agreement.

Prior to the publication of any notice of redemption pursuant to this provision, we will deliver to the Trustee:

•	an Officer’s Certificate stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to redeem have occurred, and

•

an opinion of outside legal counsel of recognized standing in the affected Taxing Jurisdiction to the effect that we have or will become obligated to pay such Additional Amounts as a result of such change or amendment.

This notice, once delivered by us to the Trustee, will be irrevocable.

In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with Article V of the Indenture. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6.	Mandatory Repurchase Provisions

Change Of Control Offer. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Issuer purchase all or a portion (in integral multiples of €1,000) of the Holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest through the date of purchase. Within 30 days

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following the date upon which the Change of Control occurred, the Issuer must make a Change of Control Offer pursuant to a Change of Control Notice and publish the Change of Control Offer in a newspaper having general circulation in Luxembourg (including, without limitation, the Luxemburger Wort). As more fully described in the Indenture, the Change of Control Notice shall state, among other things, the Change of Control Payment Date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by applicable law.

Asset Sale Offer. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to make Asset Sales. In the event the proceeds from a permitted Asset Sale exceed certain amounts and are not applied as specified in the Indenture, the Company will be required to make an Asset Sale Offer to purchase to the extent of such remaining proceeds each Holder’s Notes together with holders of certain other Indebtedness at 100% of the principal amount thereof, plus accrued interest (if any) to the Asset Sale Offer Payment Date, as more fully set forth in the Indenture.

7.	Denominations; Transfer; Exchange

The Notes are in fully registered form without coupons, and only in denominations of principal amount of €50,000 and integral multiples of €1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required to register the transfer or exchange of (x) any Note for a period beginning: (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date and (y) any Note selected for repurchase or redemption, except the unrepurchased or unredeemed portion thereof, if any.

8.	Persons Deemed Owners

The registered holder of this Note may be treated as the owner of it for all purposes.

9.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

10.	Discharge Prior to Redemption or Maturity

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee euros or European Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

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11.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended or supplemented without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to make any change that does not adversely affect the rights of any Holder, or to provide for the issuance of Additional Notes.

12.	Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare all the Notes to be due and payable immediately. A Bankruptcy Event of Default will result in the Notes being due and payable immediately upon the occurrence of such Bankruptcy Event of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.	Trustee Dealings with the Company and the Note Guarantors

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, any Note Guarantor or its Affiliates and may otherwise deal with the Issuer, any Note Guarantor or its Affiliates with the same rights it would have if it were not Trustee.

14.	No Recourse Against Others

An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Issuer or any Note Guarantor shall not have any liability for any obligations of the Issuer or any Note Guarantor under the Notes or the Indenture or for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each holder waives and releases all such liability.

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15.	Authentication

Any Officer of the Issuer may sign the Notes for the Issuer by manual or facsimile signature. This Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.

16.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (= Uniform Gift to Minors Act).

17.	ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused ISIN or other similar numbers to be printed on the Notes and has directed the Trustee to use ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.	Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

19.	Currency of Account; Conversion of Currency.

Euro is the sole currency of account and payment for all sums payable by the Issuer and the Note Guarantors under or in connection with the Notes or the Indenture, including damages. The Issuer and the Note Guarantors will indemnify the Holders as provided in respect of the conversion of currency relating to the Notes and the Indenture.

20.	Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

The Issuer and the Note Guarantors have agreed that any suit, action or proceeding against the Issuer or any Note Guarantor brought by any Holder or the Trustee arising out of or based upon the Indenture or the Notes may be instituted in any state or federal court in The City of New York, New York. The Issuer and the Note Guarantors have irrevocably submitted to the jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury and any objection it may now or hereafter have to the laying of venue of any such proceeding, and any claim it may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum. The Note Guarantors (other than CEMEX Corp.) have appointed CEMEX NY Corporation, 590 Madison Avenue (41st floor), New York, NY, 10022 (U.S.A.) as each of their authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based

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upon the Indenture or the Notes which may be instituted in any state or federal court in The City of New York, New York. To the extent that any of the Issuer and the Note Guarantors have or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Issuer and the Note Guarantors have irrevocably waived and agreed not to plead or claim such immunity in respect of its obligations under the Indenture or the Notes.

The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

CEMEX Finance LLC

c/o CEMEX, S.A.B. de C.V.

Av. Ricardo Margáin Zozaya # 325

Colonia Valle del Campestre

Garza García, Nuevo León, México 66265

Tel: +5281-8888-8888

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint as agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

                                    (Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

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To be attached to Global Notes only:

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 3.12 or 3.8 of the Indenture, check either box:

☐	☐
Section 3.12	Section 3.8

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.12 of the Indenture, state the principal amount (which must be an integral multiple of €1,000): €

Date:                              Your Signature

                                        (Sign exactly as your name appears on the

                                         other side of the Note)

Signature Guarantee:

                                   (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

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EXHIBIT B

FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO REGULATION S

                                                                  [Date]

The Bank of New York Mellon

101 Barclay Street – 4E

New York, NY 10286

Attention: Global Finance Americas

Re:	9.625% Senior Secured Notes due 2017 (the “Notes”) of CEMEX Finance LLC (the “Issuer”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of December 14, 2009 (as amended and supplemented from time to time, the “Indenture”), among the Issuer, the Note Guarantors party thereto and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed sale of €            aggregate principal amount of the Notes, which represent an interest in a 144A Global Note beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) and, accordingly, we represent that:

(a) the offer of the Notes was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e) we are the beneficial owner of the principal amount of Notes being transferred.

In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

B-1

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature]

Signature Guarantee:

                                   (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

B-2

EXHIBIT C

FORM OF CERTIFICATION FOR TRANSFER PURSUANT TO RULE 144

                                                                  [Date]

The Bank of New York Mellon

101 Barclay Street – 4E

New York, NY 10286

Attention: Global Finance Americas

Re:	9.625% [Senior Secured Notes due 2017 (the “Notes”) of CEMEX Finance LLC (the “Issuer”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of December 14, 2009 (as amended and supplemented from time to time, the “Indenture”), among the Issuer, the Note Guarantors named therein and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed sale of €            aggregate principal amount of the Notes, which represent an interest in a 144A Global Note beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

Signature Guarantee:

                                     (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

C-1